Pricing Supplement No. ETN-6/A19† To the Prospectus dated February 6, 2025	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-283672 October 1, 2025

On December 7, 2023, UBS AG (“UBS”) and Credit Suisse AG (“Credit Suisse”) entered into a merger agreement (as such agreement was amended from time to time, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, UBS and Credit Suisse agreed to a merger by absorption under Swiss law (Absorptionsfusion), whereby Credit Suisse (along with its branches, including its Nassau branch) would be absorbed by UBS (the “Merger”). On May 31, 2024, the Merger was registered with the Commercial Registers of the Canton of Zurich and the Canton of Basel-City and, by operation of Swiss law, Credit Suisse’s obligations under the ETNs (as defined below) were automatically transferred to, and absorbed and taken over by, UBS by operation of Swiss law (Universalsukzession). On May 30, 2024, UBS AG, Credit Suisse AG and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), entered into a fourth supplemental indenture to the senior indenture originally entered into between Credit Suisse and the Trustee, dated as of March 29, 2007 (as supplemented, the “Senior Indenture”), pursuant to which UBS AG expressly assumed all of Credit Suisse’s obligations, and succeeded to all of Credit Suisse’s rights, under the Senior Indenture and all outstanding and future debt securities issued thereunder, including the ETNs. In connection with the Merger and the assumption of Credit Suisse’s obligations under the ETNs, UBS renamed the ETNs from “X-Links® Gold Shares Covered Call ETNs due February 2, 2033” to “ETRACS Gold Shares Covered Call ETNs due February 2, 2033.” On June 3, 2024, UBS AG designated its London Branch as the branch through which UBS AG acts under the ETNs, with the same effect as if the London Branch had been originally named for all purposes under the Senior Indenture and the ETNs. On January 28, 2025, the NASDAQ OMX Group, Inc. became the sole Index Sponsor (as defined below) of the Index (as defined below).

1,000,000* ETRACS Gold Shares Covered Call ETNs due February 2, 2033**

General

●The exchange traded notes (“ETNs”) are designed for investors who seek a return linked to the performance of the NASDAQ Gold FLOWSTM 103 Index (the “Index”). The Index measures the return of a “covered call” strategy on the shares of the SPDR® Gold Trust (the “GLD Shares”) by reflecting changes in the price of the GLD Shares and the notional option premiums received from the notional sale of monthly call options on the GLD Shares less the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy (as described below).

●The ETNs track the performance of the Index, as reflected by their Indicative Value, calculated as set forth below.

●The ETNs do not guarantee any return of your investment. If the Index declines, investors should be willing to lose up to 100% of their investment. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

●The ETNs will pay a variable monthly Coupon Amount based on the notional option premiums received from the sale of monthly call options on the GLD Shares, as described in this pricing supplement. Since the monthly Coupon Amount is uncertain and could be zero, investors should not expect to receive regular periodic interest payments.

●The ETNs are senior unsecured obligations of UBS AG, acting through its London Branch, maturing February 2, 2033, unless the maturity is extended at our option, as described below.**

●An investment in the ETNs involves significant risks and is not appropriate for every investor. The ETNs are intended for investors who are familiar with covered call strategies and the risks associated with options and options transactions. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index which implements a covered call strategy on GLD Shares. Investors should consider their investment horizon as well as potential transaction costs when evaluating an investment in the ETNs and should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.

●Prior to September 27, 2022, the denomination and stated principal amount of each ETN was $20.00. Credit Suisse implemented a 1-for-20 reverse split of the ETNs, effective September 27, 2022. As of October 1, 2025, the denomination and stated principal amount of each ETN is $400.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time.

●The initial issuance of ETNs priced on January 28, 2013 (the “Inception Date”) and settled on February 1, 2013 (the “Initial Settlement Date”).

●The ETNs are subject to early redemption or acceleration in whole or in part at any time, as described under “Specific Terms of the ETNs—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement. Accordingly, you should not expect to be able to hold the ETNs to maturity.

●The ETNs are subject to a Daily Investor Fee based on an annual Investor Fee Rate of 0.65%.

●The Index is subject to the Notional Transactional Costs which reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the GLD Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the GLD Shares on the date of such notional transactions. On an annual basis, such transaction costs are expected to be approximately 0.84%. The actual cost will vary depending on the value of the GLD Shares on the date of such transactions.

●The ETNs are listed on the NASDAQ exchange under the ticker symbol “GLDI”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by NASDAQ. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs or U.K. PRIIPs key information document (“KID”) has been prepared as the ETNs are not available to retail investors in the European Economic Area or the United Kingdom.

Investing in the ETNs involves significant risks not associated with an investment in conventional debt securities. See “Risk Factors” in this pricing supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these ETNs or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Credit Suisse sold a portion of the ETNs on the Inception Date and received proceeds equal to 100% of their stated principal amount as of the Inception Date. The agent for this offering, UBS Securities LLC (“UBS Securities”), is our affiliate. In exchange for providing certain services relating to the distribution of the ETNs, UBS Securities, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member may receive all or a portion of the Daily Investor Fee. In addition, UBS Securities will charge investors an Early Redemption Charge per ETN of 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date. UBS Securities and our other U.S.-registered broker-dealer subsidiaries or affiliates may also profit from hedging activity related to these offerings, even if the value of the ETNs declines. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. The ETNs will not have the benefit of any agency or governmental guarantee.

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__________________

† This amended and restated pricing supplement amends, restates and supersedes pricing supplement No. ETN-6/A18 dated June 10, 2024 (together with any previous supplements or amendments) in its entirety. We refer to this amended and restated pricing supplement as the “pricing supplement”.

* No new ETNS are being offered pursuant to this pricing supplement. As of October 1, 2025, there were 1,000,000 ETNs ($400,000,000.00 in stated principal amount) registered, which is the same as at February 6, 2025, the date the latest base prospectus was filed. On September 19, 2022, Credit Suisse announced a 1-for-20 reverse split of the ETNs. On September 27, 2022, holders received one reverse-split adjusted ETN for every twenty units of the ETNs. In addition, holders of a number of units of ETNs that is not evenly divisible by twenty will receive a cash payment for any fractional ETNs remaining. Additional ETNs may be issued and sold from time to time through our affiliate UBS Securities and through one or more dealers purchasing as principal through UBS Securities at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the issue price to the public of the ETNs we issue and sell after the Inception Date, less any commissions paid to UBS Securities or any other agent. Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”). However, we are under no obligation to issue or sell additional ETNs at any time, and if we do issue and sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop selling additional ETNs or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected.

** The scheduled Maturity Date is initially February 2, 2033, but the maturity of the ETNs may be extended at our option for up to two (2) additional five-year periods, as described herein.

UBS Investment Bank

October 1, 2025

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Key Terms

Issuer:	UBS AG (“UBS”), acting through its London Branch.
Index:

The return on the ETNs is based on the performance of the NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Index (the “Index”), as reflected by their Indicative Value, calculated as set forth below. The Index is reported on Bloomberg under ticker symbol “QGLDI <Index>“.

The Index measures the return of a “covered call” strategy on the shares of the SPDR® Gold Trust (Bloomberg ticker symbol “GLD UP <Equity>“) by reflecting changes in the price of the GLD Shares and the notional option premiums received from the notional sale of monthly call options on the GLD Shares less notional costs incurred in connection with the implementation of the covered call strategy (the “Notional Transaction Costs”). The Notional Transaction Costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the GLD Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the GLD Shares on the date of such notional transactions and, which, on an annual basis, are expected to be approximately 0.84%. The actual cost will vary depending on the value of the GLD Shares on the date of such transactions. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in GLD Shares and sells a succession of notional, approximately one-month, call options on the GLD Shares with a strike price of approximately 103% of the price of the GLD Shares exercisable on the option expiration date (the “Options” and together with the long position in GLD Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the GLD Shares. The long position in the GLD Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the GLD Shares). This strategy is intended to provide exposure to gold through the notional positions in the GLD Shares and the Options that together seek to (i) generate periodic cash flows that a direct long-only ownership position in the GLD Shares would not, (ii) provide a limited offset to losses from downside market performance in the GLD Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the GLD Shares. The level of the Index on any day reflects the value of (i) the notional long position in the GLD Shares; (ii) the notional Option premium; and (iii) the notional short position in the Options then outstanding; net of the Notional Transaction Costs. The ETNs will not participate in the potential upside of the GLD Shares beyond the applicable strike price of the Options and the Notional Transaction Costs. For more information on the Index, see “The Index” in this pricing supplement. The Index is subject to the policies of the Index Sponsor and is subject to the Index Sponsor’s discretion, including with respect to the implementation of, and changes to, the rules governing the Index methodology.

Index Sponsor:	NASDAQ OMX is acting as index sponsor (the “Index Sponsor”).
CUSIP | ISIN Number:	Credit Suisse implemented a 1-for-20 reverse split, effective at the open of trading on September 27, 2022:

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	Reverse Split-Adjusted CUSIP 22542D233	Reverse Split-Adjusted ISIN: US22542D2339
Payment at Maturity:

If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each $400.00 stated principal amount of your ETNs a cash payment equal to the “Final Indicative Value”, which will be the arithmetic average, as determined by the Calculation Agent (as defined herein), of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.

Valuation Date:

January 28, 2033 or, if such date is not a Trading Day, the next following Trading Day (the “Final Valuation Date”), any Early Redemption Valuation Date, any Accelerated Valuation Date and any Trading Day in the Accelerated Valuation Period.*** If we exercise our option to extend the maturity of the ETNs (as described below), the Final Valuation Date for the ETNs will be the third scheduled Business Day prior to the scheduled Maturity Date, as extended.

***   Any Valuation Date is subject to postponement if such date is not a Trading Day or as a result of a Market Disruption Event; any Valuation Date in the Accelerated Valuation Period is subject to postponement if a preceding Valuation Date in the Accelerated Valuation Period is postponed; the Maturity Date will be postponed if the scheduled Maturity Date is not a Business Day or if the scheduled Final Valuation Date is not a Trading Day or if a Market Disruption Event occurs or is continuing on the scheduled Final Valuation Date; any Early Redemption Date will be postponed if such date is not a Business Day or a Market Disruption Event occurs or is continuing on the corresponding Valuation Date; and the Acceleration Date will be postponed if the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, as described herein under “Specific Terms of the ETNs—Market Disruption Events”. No interest or additional payment will accrue or be payable as a result of any postponement of any Valuation Date, the Maturity Date, any Early Redemption Date or the Acceleration Date, as applicable.

Closing Indicative Value:	The “Closing Indicative Value” on the Inception Date was $20.00 (the “Initial Indicative Value”).

The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount.

The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time. See “Description of the ETNs”. If the ETNs undergo a subsequent

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split or reverse split, the Closing Indicative Value (including the Current Principal Amount (as defined below)) of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement).

Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—Risks Relating to the Return on the ETNs—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment”.

The Closing Indicative Value for the ETNs on September 23, 2025 was $167.0671 and the closing price on September 23, 2025 on the NASDAQ exchange (ticker symbol “GLDI”) was $167.57.

The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. Since September 27, 2022, the Closing Indicative Value has been expressed in an amount per denomination and stated principal amount of $400.00 based on the split-adjusted Current Principal Amount.

The Closing Indicative Value of the ETNs is not the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time. See “Risk Factors—Risks Relating to the Return on the ETNs—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” and “Risk Factors—Risks Relating to the Return on the ETNs—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

Current Principal Amount:

The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $20.00.

The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Current Principal Amount on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above. Since September 27, 2022, the Current Principal Amount has been expressed in an amount per denomination and stated principal amount of $400.00.

Intraday Indicative Value:

The “Intraday Indicative Value” of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the

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Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The Intraday Indicative Value is a calculated value and is not the same as the trading price of the ETNs, nor is it a price at which you can buy or sell the ETNs in the secondary market. The Intraday Indicative Value does not take into account the factors that influence the trading price of the ETNs, such as, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Because the Intraday Indicative Value is based on the intraday levels of the Index, however, it will reflect lags and other disruptions and suspensions that affect the Index. See “Risk Factors—Risks Relating to the Return on the ETNs—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” and “Risk Factors—Risks Relating to the Return on the ETNs—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

Indicative Value:	The “Indicative Value” of the ETNs is the Intraday Indicative Value or the Closing Indicative Value of the ETNs, as applicable.

The Indicative Value for the ETNs is designed to reflect the economic value of the ETNs at a given time. The Indicative Value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. The Indicative Value does not take into account the factors that influence the trading price of the ETNs, such as imbalances of supply and demand, lack of liquidity and credit considerations. The actual trading price of the ETNs in the secondary market may vary significantly from their Indicative Value.

Investors can compare the trading price (if such concurrent trading price is available) of the ETNs against the Indicative Value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time. Investors are cautioned that paying a premium purchase price over the Indicative Value at any time could lead to the loss of any premium in the event the investor sells the ETNs when such premium has declined or is no longer present in the market place or your ETNs are redeemed by us (including pursuant to an acceleration at our option). It is also possible that the ETNs will trade in the secondary market at a discount below the Indicative Value and that investors would receive less than the Indicative Value if they had to sell their ETNs in the market at such time.

Indicative Value Ticker Symbol of the ETNs:

The Intraday Indicative Value and the Closing Indicative Value will be calculated by the Index Calculation Agent referred to below and published on each Trading Day under the Bloomberg ticker symbol “GLDIIV” and may also be calculated and published by other sources. The publishing of such values by the Index Calculation Agent or by others is subject to delay or postponement and published values may be inaccurate as a result of miscalculations, human error, or systems and technology errors. UBS does not (i) guarantee the completeness or accuracy of any published Indicative Value, (ii) make any representation or warranty with regard to any published

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Indicative Value, or (iii) assume responsibility for losses or damages arising out of your use of any published Indicative Value or any subsequent corrections or amendments to any published Indicative Value.

Calculation Agent:	Credit Suisse International (“CSi”), UBS Securities LLC (“UBS Securities”) or any successor calculation agent appointed by the Issuer is acting calculation agent (the “Calculation Agent”).
Index Calculation Agent:	The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) or any index calculation agent appointed by the Index Sponsor is acting as index calculation agent (the “Index Calculation Agent”).
Daily Index Factor:

The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.

Daily Investor Fee:

On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee Rate divided by (b) 365. The “Investor Fee Rate” will be equal to 0.65%.

The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Daily Investor Fee on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above.

The Daily Investor Fee reduces the Indicative Value of the ETNs and the amount of your payment at maturity or upon early redemption or acceleration, and therefore the level of the Index must increase by an amount sufficient to offset the Daily Investor Fee (and the Early Redemption Charge, if you offer your ETNs for early redemption) in order for you to receive at least your investment in the ETNs at maturity or upon early redemption or acceleration. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of early redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your investment.

Closing Level:

The Closing Level of the Index on any Trading Day will be the closing level published on Bloomberg under the ticker symbol “QGLDI <Index>“ or any successor page on Bloomberg or any successor service, as applicable; provided that in the event a Market Disruption Event (as defined below in “Specific Terms of the ETNs—Market Disruption Events”) exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index for such Valuation Date, if necessary, as described below in “Specific Terms of the ETNs—Market Disruption Events”.

Coupon Amount:

On each Coupon Payment Date, for each $400.00 stated principal amount of the ETNs, you will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date (the “Coupon Amount”). No

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Coupon Amount will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate the maturity of the ETNs.
Coupon Percentage; Distribution:

The “Coupon Percentage” in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index on the Index Business Day immediately preceding the Index Distribution Date. The “Distribution” represents the notional monthly call premium earned on the sale of the call options written on the GLD Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described in this pricing supplement.

Index Distribution Date:	The date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.
Coupon Payment Date:

The later of (a) the 25th day of each calendar month, provided that, if such day is not a Business Day, the Coupon Amount will be paid on the first following Business Day, unless the first following Business Day is in the next calendar month, in which case the Coupon Amount will be paid on the immediately preceding day that is a Business Day, and (b) the day that is six (6) Business Days following the Index Distribution Date; provided that, in the event that any adjustment is made to the Coupon Payment Date, the relevant Coupon Amount shall not be affected by such adjustment and no additional amount will accrue or be payable in respect of such originally scheduled Coupon Payment Date.

Coupon Record Date:	With respect to each Coupon Payment Date, the third scheduled Business Day prior to such Coupon Payment Date.
Ex-Coupon Date:	With respect to each Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount.
Splits; Reverse Splits:

If the ETNs undergo a subsequent split or reverse split, the Current Principal Amount, Closing Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement).

Neither the Closing Indicative Value nor the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value and Intraday Indicative Value of the ETNs at such time.

Credit Suisse implemented a 1-for-20 reverse split, effective September 27, 2022.
Secondary Market:

The ETNs are listed on the NASDAQ exchange under the ticker symbol “GLDI”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by NASDAQ. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs or U.K. PRIIPs KID has been

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prepared as the ETNs are not available to retail investors in the European Economic Area or the United Kingdom.
Early Redemption:

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable minimum number of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until January 21, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You must offer for redemption at least 10,000 ETNs, or an integral multiple of 10,000 ETNs in excess thereof, at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a subsequent split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, you will not know the applicable Early Redemption Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

Early Redemption Mechanics:

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to UBS. If your Redemption Notice is delivered prior to 4:00 p.m. New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.

Early Redemption Date:	The third Business Day following an Early Redemption Valuation Date.***
Early Redemption Amount:	A cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge.
Early Redemption Charge:	The “Early Redemption Charge” per ETN will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.
Acceleration at Our Option or Upon Acceleration Event:

We have the right to accelerate the ETNs, in whole or in part, on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event

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Acceleration”). Upon an acceleration of all of the outstanding ETNs, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the applicable Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the ETNs or portions of the ETNs to be redeemed shall be selected, if the ETNs are in definitive form, by lot by the trustee, and for so long as the ETNs are held by DTC (or another depositary), the redemption of the ETNs shall be done in accordance with the policies and procedures of the depositary, which may be made on a pro rata pass-through distribution of principal basis. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof. We will provide at least five (5) Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not a Trading Day, the next following Trading Day). In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

Acceleration Event:

As discussed in more detail under “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement, an Acceleration Event includes any event that adversely affects our ability to hedge our obligations in connection with the ETNs, including, but not limited to, if the Intraday Indicative Value of the ETNs is equal to or less than 5% of the prior day’s Closing Indicative Value of such ETNs.

Trading Day:	A day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.
Index Business Day:	A day on which the level of the Index is calculated and published.
Index Component Business Day:	With respect to any Index Component, a day on which trading is generally conducted on any markets on which such Index Component is traded.

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ETN Business Day:	A day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and NASDAQ.
Business Day:

A Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

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You should read this pricing supplement together with the accompanying prospectus dated February 6, 2025, relating to our senior debt securities of which these ETNs are a part.

This pricing supplement amends, restates and supersedes pricing supplement No. ETN-6/A18 dated June 10, 2024 (together with any previous supplements or amendments) in its entirety. You should rely only on the information contained or incorporated by reference in this pricing supplement No. ETN-6/A19 and the prospectus in making your decision to invest in the ETNs.

You may access the prospectus on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website): https://www.sec.gov/Archives/edgar/data/1114446/000119312525021845/d936490d424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1114446.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the ETNs and the owner of any beneficial interest in the ETNs, amend the ETNs to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement and any risk factors we describe in the Annual Report on Form 20-F of UBS for the financial year ended December 31, 2024 and subsequent annual reports on Form 20-F filed by UBS with the SEC incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. You should rely only on the information contained in this document or in any documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

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PRIIPS REGULATION / PROHIBITION OF SALES TO EEA RETAIL INVESTORS:

The ETNs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of:

(i)  a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)  a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)  not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no KID required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the ETNs or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the ETNs or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

U.K. PRIIPS REGULATION / PROHIBITION OF SALES TO U.K. RETAIL INVESTORS:

The ETNs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“U.K.”). For these purposes, a retail investor means a person who is one (or more) of:

(i)  a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(ii)  a customer within the meaning of the provisions of the U.K. Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)  not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (as amended, the “U.K. Prospectus Regulation”). Consequently, no KID required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the ETNs or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the ETNs or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

The ETNs are currently listed on the NASDAQ under the ticker symbol “GLDI”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. Although the ETNs are currently listed on the NASDAQ, a trading market for your ETNs may not continue for the term of the ETNs. We have no obligation to maintain any listing on the NASDAQ or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by the NASDAQ. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs or U.K. PRIIPs KID has been prepared as the ETNs are not available to retail investors in the EEA or the United Kingdom.

In this pricing supplement and the accompanying prospectus, unless otherwise specified or the context otherwise requires, references to “UBS”, the “Company”, “we”, “us” and “our” are to UBS AG, acting through its London Branch, and references to “dollars” and “$” are to United States dollars.

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SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated February 6, 2025.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Additionally, a suspension of additional issuances of the ETNs could result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. Accordingly, the number of outstanding ETNs could vary substantially over the term of the ETNs and adversely affect the liquidity of the ETNs.

What are the ETNs and how do they work?

The ETNs are senior debt securities of UBS, the return on which is linked to the performance of the Index, as reflected by their Indicative Value.

The ETNs provide for a variable monthly Coupon Amount based on the Index distribution of the notional premium received in connection with the notional sale of the Options as described in this pricing supplement. Since the monthly Coupon Amount is uncertain and could be zero, investors should not expect to receive regular periodic interest payments.

The ETNs do not have a minimum payment at maturity, minimum payment upon early redemption or acceleration and are fully exposed to any decline in the underlying Index. A decline in the level of the Index will reduce the payment at maturity or upon early redemption or acceleration of your ETNs, and you could lose your entire investment.

For a description of how the Coupon Amount, payment at maturity, or payment upon early redemption or acceleration is calculated, please refer to the “Specific Terms of the ETNs—Coupon Amount,” “—Payment at Maturity,” “—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” sections in this pricing supplement.

Prior to September 27, 2022, the denomination and stated principal amount of each ETN was $20.00. Credit Suisse implemented a 1-for-20 reverse split of the ETNs, effective September 27, 2022. As of October 1, 2025, the denomination and stated principal amount of each ETN is $400.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the ETNs in the form of a global certificate, which will be held by DTC or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC. You should refer to the section “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The ETNs may be subject to a split or reverse split with a corresponding adjustment to the Closing Indicative Value, the Intraday Indicative Value, the Coupon Amount(s) and the Payment at Maturity due with respect to each ETN which is subject to a split or reverse split. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the Current Principal Amount, the denominations used for trading purposes and the trading price, and may affect the liquidity, of the ETNs on the exchange. See “Description of the ETNs—Split or Reverse Split of the ETNs”.

An investment in the ETNs involves significant risks and is not appropriate for every investor. The ETNs are intended for investors who are familiar with covered call strategies and the risks associated with options and options transactions. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index which implements a covered call strategy on GLD Shares. Investors should consider their investment horizon as well as potential transaction costs when evaluating an investment in the ETNs and should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.

What is the Index and who publishes the level of the Index?

The ETNs are linked to the NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Index. The level of the Index will be published by NASDAQ OMX, as Index Calculation Agent. See “The Index”.

The Index measures the return of a “covered call” strategy on the GLD Shares by reflecting changes in the price of the GLD Shares and the notional option premiums received from the notional sale of monthly call options on the GLD Shares. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in GLD Shares and sells a succession of notional, approximately one-month, call options on the GLD Shares with a strike price of approximately 103% of the price of the GLD Shares exercisable on the option expiration date (the “Options” and, together with the long position in GLD Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the GLD Shares. The long position in the GLD Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the GLD Shares).

This strategy is intended to provide exposure to gold through the notional positions in the GLD Shares and the Options that together seek to (i) generate periodic cash flows that a direct long-only ownership position in the GLD Shares would not, (ii) provide a limited offset to losses from downside market performance in the GLD Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the GLD Shares. The level of the Index on any day reflects the value of (i) the notional long position in the GLD Shares; (ii) the notional Option premium; and (iii) the notional short position in the Options then outstanding; net of the Notional Transaction Costs. The Index and, as a result, the ETNs will not participate in the potential upside of the GLD Shares beyond the applicable strike price of the Options. As a result, the monthly appreciation of the Index is capped at 3%, which appreciation may be partially offset by the Notional Transaction Costs in implementing the covered call strategy. The Notional Transaction Costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the GLD Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the GLD Shares on the date of such notional transactions and, which, on an annual basis, are expected to be approximately 0.84%. The actual cost will vary depending on the value of the GLD Shares on the date of such transactions. By contrast, the Index’s exposure to any decline in the price of the GLD Shares is not limited. In addition, because the notional Option premiums will be notionally distributed out of the Index each month (rather than being reinvested in the Index), the level of the Index and the value of the ETNs should be expected to decline each month in connection with the Index Distribution and Coupon Amount.

The Index measures the performance of the Index Components by incorporating the value of the option premiums deemed received from selling notional call options on the GLD Shares, which value is paid to holders of the ETNs in the form of a variable monthly Coupon Amount based on the Index distribution of the notional premium received in connection with the sale of the Options. The premiums generated from the notional sales of the Options will be subtracted monthly from the Index at the end of the following roll period and paid to holders of the ETNs in the form of a Coupon Amount.

The rules for the Index were originally developed by the Index Sponsor and CSi. The Index was established on October 19, 2012 (the “Index Inception Date”) with a base date of June 3, 2008 (the “Index Base Date”) and a base value of 10,000.

NASDAQ OMX, or another party designated by the Index Sponsor, is acting as the Index Calculation Agent and is responsible for the calculation of the level of the Index, using the data and methodologies described herein and as determined by the Index Sponsor. The Index is reported on Bloomberg under the ticker symbol “QGLDI <Index>“ and the Closing Level of the Index for each Trading Day is published by 5:00 p.m. (New York City time) on each such day. For more information, please refer to “The Index” in this pricing supplement.

What is a covered call?

Generally, call options give the purchaser of the call option the right to buy an underlying asset, such as the GLD Shares, for a fixed price (the “strike” or “exercise” price) on a certain date (the “expiration”). The buyer of a call option is long the underlying asset at the strike price. A covered call is a transaction in which a seller of call options owns a corresponding amount of the underlying asset, such as the GLD Shares. The option seller’s long position in the underlying asset is said to provide the “cover” as the underlying asset can be delivered to the buyer of the call if the buyer decides to exercise its call option. Writing or selling a call option generates income in the form of the premium paid by the option buyer.

If the price of the underlying asset ends up at or below the strike price, the return (compared to a long-only position in the underlying asset) is increased by the premium received. If the price of the underlying asset ends up above the strike price then the return is capped at a price equivalent to the strike plus the premium received. However, the market risk of the underlying asset is not eliminated. Covered call strategies are not appropriate for all market environments. In a consistently upward-trending market or in an extremely volatile market, a covered call strategy can underperform a long-only investment in the underlying asset, because it will fail to capture all of the potential upside and can miss out on significant gains. Additionally, if the underlying asset price declines, a covered call strategy may result in a loss.

How will the Coupon Amounts be determined for the ETNs?

On each Coupon Payment Date, for each $400.00 stated principal amount of the ETNs, you will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. The Coupon Amount will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. No Coupon Amount will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate the maturity of the ETNs.

The “Coupon Percentage” in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index on the Index Business Day immediately preceding the Index Distribution Date. The “Distribution” represents the notional monthly call premium earned on the sale of the call options written on the GLD Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described herein.

The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to holders of the ETNs in the form of a Coupon Amount, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding Index Rebalancing Period as described below.

The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date (as defined below under “The Index—The Index Rebalancing Period”) of the relevant Options (each, a “Roll Date”). The Index will be rebalanced at the end of each Roll Date in accordance with the following steps:

●First, on the Index Calculation Day (as defined herein) preceding the first Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest listed strike price that is above 103% of the price per GLD Share as of 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date and generally will equal 20%. In the event that one or more roll disruptions result in there being fewer than five (5) scheduled Index Calculation Days prior to Option expiration, the roll percentage will be greater than 20%, and in the event of an extraordinary roll disruption, the roll percentage may be up to 100%.

●At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20.00% (or such greater amount in the event roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate GLD Shares in an amount sufficient to fund the notional repurchase.

●Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution and paid to holders of the ETNs in the form of the Coupon Amount.

When will the Coupon Amount be paid?

The “Coupon Payment Date” will be the later of (a) the 25th day of each calendar month, provided that, if such day is not a Business Day, the Coupon Amount will be paid on the first following Business Day, unless the first following Business Day is in the next calendar month, in which case the Coupon Amount will be paid on the immediately preceding day that is a Business Day, and (b) the day that is six (6) Business Days following the Index Distribution Date; provided that in the event that any adjustment is made to the Coupon Payment Date, the relevant Coupon Amount shall not be affected by such adjustment and no additional amount will accrue or be payable in respect of such originally scheduled Coupon Payment Date. The Coupon Amount will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. The “Coupon Record Date” will be the third scheduled Business Day prior to such Coupon Payment Date.

An “Index Distribution Date” will be the date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.

The Coupon Amount is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and therefore the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by the Index Components. When the Distribution is subtracted from the Index on the Index Distribution Date, the Coupon Amount will be added to the Closing Indicative Value and the Intraday Indicative Value of the ETNs up to the Ex-Coupon Date. At the market opening on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the Coupon Amount, meaning that the Coupon Amount will no longer be included in the Closing Indicative Value or the Intraday Indicative Value of the ETNs. For a holder to receive the upcoming Coupon Amount, the holder must own the ETNs on the Coupon Record Date.

The “Ex-Coupon Date”, with respect to each Coupon Amount, will be the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount.

Will I receive fixed periodic interest on the ETNs?

No. We will not make any fixed periodic payments of interest during the term of the ETNs, although you will be entitled to receive variable monthly Coupon Amounts based on the Index distribution of the notional option premiums received from the notional sale of monthly call options on the GLD Shares, as described in this pricing supplement. Since the monthly Coupon Amount is uncertain and could be zero, investors should not expect to receive regular periodic interest payments.

Unless the ETNs are redeemed or accelerated, you will not receive any other payments on the ETNs prior to maturity of the ETNs. In addition, no Coupon Amount will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate the maturity of the ETNs.

Will my investment track the price of gold?

The ETNs should not be expected to track the price of gold because of the fees and expenses applied to each of the GLD Shares and the ETN as well as the design of the Index methodology which limits upside participation in any appreciation of the GLD Shares.

A covered call strategy limits participation in the appreciation of the underlying asset, in this case the GLD Shares. As a result, an investment in the ETNs is not the same as an investment directly linked to the performance of the GLD Shares or gold bullion, the price of which the GLD Shares seek to track. The Options included in the Index limit the Index’s participation in the appreciation of the GLD Shares to the strike price of each Option during its term. Consequently, the Index will not participate as fully in the appreciation of the GLD Shares as would an investment linked directly to the GLD Shares or a direct investment in gold bullion. In general, if the price of the GLD Shares increases above the strike price of the Options by an amount that exceeds the premium received from the sale of the Options, the value of the covered call strategy will be less than the value of a direct investment in the GLD Shares.

The maximum gains on the appreciation of GLD Shares that comprise the Index are limited, and thus will affect the value of your ETNs. You will not benefit from any increase in the GLD Shares above the call strike price. If the price of the GLD Shares is at the strike price, the covered call strategy will not experience additional gains because gains in the price of the GLD Shares will generally be offset by the value of the outstanding Options. As a result, the monthly appreciation of the Index is capped at 3%, which appreciation may be partially offset by the Notional Transaction Costs in implementing the covered call strategy. By contrast, the Index’s exposure to any decline in the price of the GLD Shares is not limited.

In addition, the level of the Index is reduced by the Notional Transaction Costs and the value of the ETNs is reduced by the Daily Investor Fee. Because the Index, the GLD Shares and the ETNs are each subject to fees and costs and the value of the ETNs will decline each month in connection with the Index Distribution and Coupon Amount, the performance of the ETNs should not be expected to mirror the performance of the price of gold. See “Risk Factors—Risks Relating to the Return on the ETNs—Your payment at maturity or upon early redemption or acceleration will be reduced by the fees and charges associated with the ETNs and the Index”.

How will payment at maturity, or payment upon early redemption or acceleration be determined for the ETNs?

Unless your ETNs have been previously redeemed or accelerated, the ETNs will mature on February 2, 2033 (the “Maturity Date”), provided that the maturity of the ETNs may be extended at our option as described herein under “Specific Terms of the ETNs—Payment at Maturity”.

Payment at Maturity

If your ETNs have not been previously redeemed or accelerated, at maturity you will be entitled to receive a cash payment per ETN equal to the “Final Indicative Value”, which will be the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). We refer to the amount of such payment as the “Payment at Maturity”. If the Final Indicative Value is zero, the Payment at Maturity will be zero. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.

The “Closing Indicative Value” on the Inception Date was $20.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. Since September 27, 2022, the Closing Indicative Value has been expressed in an amount per denomination and stated principal amount of $400.00 based on the split-adjusted Current Principal Amount. If the ETNs undergo a subsequent split or reverse split, the Closing Indicative Value (including the Current Principal Amount) of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—Risks Relating to the Return on the ETNs—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment”. Such adjustment may adversely affect the trading price and liquidity of the ETNs. The Index Calculation Agent is responsible for computing and disseminating the Closing Indicative Value.

The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. On the Inception Date, the Current Principal Amount was $20.00. The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Current Principal Amount on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above. Since September 27, 2022, the Current Principal Amount has been expressed in an amount per denomination and stated principal amount of $400.00.

The “Intraday Indicative Value” of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.

A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.

An “Index Business Day” is a day on which the level of the Index is calculated and published.

With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on any markets on which such Index Component is traded.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and NASDAQ.

On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee Rate divided by (b) 365. The “Investor Fee Rate” will be equal to 0.65%. The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Daily Investor Fee on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above.

The ETNs do not guarantee any return of your investment. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of early redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your investment.

See “Hypothetical Examples” and “Risk Factors—Risks Relating to the Return on the ETNs—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The “Closing Level” of the Index on any Trading Day will be the closing level published on Bloomberg under the ticker symbol “QGLDI <Index>“ or any successor page on Bloomberg or any successor service, as applicable; provided that, in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index for such Valuation Date, if necessary, as described below in “Specific Terms of the ETNs—Market Disruption Events”.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your Payment at Maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until January 21, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to UBS. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.

You must offer for redemption at least 10,000 ETNs, or an integral multiple of 10,000 ETNs in excess thereof, at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a subsequent split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

When you submit your ETNs for redemption in accordance with the redemption procedures described below under “Specific Terms of the ETNs—Procedures for Early Redemption,” your ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Charge” per ETN will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.

Payment Upon Acceleration

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event Acceleration”). Upon an acceleration of all of the outstanding ETNs, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the ETNs or portions of the ETNs to be redeemed shall be selected, if the ETNs are in definitive form, by lot by the trustee, and for so long as the ETNs are held by DTC (or another depositary), the redemption of the ETNs shall be done in accordance with the policies and procedures of the depositary, which may be made on a pro rata pass-through distribution of principal basis. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof. We will provide at least five (5) Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part, relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not a Trading Day, the next following Trading Day). In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date, the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. See “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your Payment at Maturity, payment upon early redemption or acceleration will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Understanding the value of the ETNs

The value of the ETNs is linked to the performance of the Index, as reflected by their Indicative Value. There are various ways to determine this value, using either the Indicative Value or the market value of the ETNs as reference. The Initial Indicative Value on the Inception Date was $20.00. Prior to September 27, 2022, the denomination and stated principal amount of each ETN was $20.00. Credit Suisse implemented a 1-for-20 reverse split of the ETNs, effective September 27, 2022. As of October 1, 2025, the denomination and stated principal amount of each ETN is $400.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time.

The Initial Indicative Value, Intraday Indicative Value, Closing Indicative Value, Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity are not the same as the trading price, which is the price at which you may be able to buy or sell your ETNs in the secondary market. The Closing Indicative Value will be calculated and published by the Index Calculation Agent on each Trading Day under the Bloomberg ticker symbol “GLDIIV”. The Intraday Indicative Value will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “GLDIIV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The trading price of the ETNs in the secondary market is available under the ticker symbol “GLDI” and reflects the last reported trading price of the ETNs, regardless of the date and time of such trading price. The publishing of such values is subject to delay or postponement. The Closing Indicative Value and the Intraday Indicative Value may be published by parties other than the Index Calculation Agent; however, such publishing by other sources may be inaccurate and may be subject to delay or postponement. The Closing Indicative Value and the Intraday Indicative Value is calculated as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Suspensions or disruptions to the calculation of the Index, whether due to application of the Index methodology, human error, Index Sponsor’s discretion or otherwise, can result in lags, delays and distortions to the Index. Because the Intraday Indicative Value is based on the intraday levels of the Index, it will reflect lags and other disruptions and suspensions that affect the Index. See “Risk Factors—Risks Relating to the Return on the ETNs—Suspensions or disruptions to the calculation of the Index may adversely affect the value of your ETNs”.

An explanation of each valuation is set forth below.

Closing Indicative Value

The Closing Indicative Value for the ETNs is designed to reflect the end-of day economic value of the ETNs. The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. In no event, however, will the Closing Indicative Value be less than zero. The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. Since September 27, 2022, the Closing Indicative Value has been expressed in an amount per denomination and stated principal amount of $400.00 based on the split-adjusted Current Principal Amount.

See “How will payment at maturity, or payment upon early redemption or acceleration be determined for the ETNs?—Payment at Maturity” in this pricing supplement.

Current Principal Amount

The Current Principal Amount on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $20.00.

The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Current Principal Amount on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above. Since September 27, 2022, the Current Principal Amount has been expressed in an amount per denomination and stated principal amount of $400.00.

See “How will payment at maturity, or payment upon early redemption or acceleration be determined for the ETNs?—Payment at Maturity” in this pricing supplement.

Intraday Indicative Value

The “Indicative Value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).

Because the Intraday Indicative Value is based on the intraday levels of the Index, it will reflect lags and other disruptions and suspensions that affect the Index. See “Description of the ETNs—The actual trading price of the ETNs at any time may vary significantly from the Indicative Value at such time. The trading price of the ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists”, “Risk Factors—Risks Relating to the Return on the ETNs—Suspension or disruptions of market trading in options or futures contracts may adversely affect the value of your ETNs” and “Risk Factors—Risks Relating to the Return on the ETNs—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value”.

See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement. The Index Calculation Agent is responsible for computing and disseminating the Intraday Indicative Value.

Trading Price

The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to buy or sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs in the secondary market is not the same as the Indicative Value of the ETNs at any time, even if a concurrent trading price in the secondary market were available at such time. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Furthermore, any premium over or discount to the Intraday Indicative Value reflected in the trading price of the ETNs may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market place or your ETNs are redeemed by us (including pursuant to an acceleration at our option), in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s). Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over or a discount to their Indicative Value.

See “Risk Factors—Risks Relating to the Return on the ETNs—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” in this pricing supplement.

Early Redemption Amount

If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, which will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date, calculated by the Calculation Agent.

See “How will payment at maturity, or payment upon early redemption or acceleration be determined for the ETNs?—Payment Upon Early Redemption” in this pricing supplement.

Accelerated Redemption Amount

We have the right to accelerate the ETNs, in whole or in part, on any Business Day occurring on or after the Inception Date. In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs. Upon an acceleration of all of the outstanding ETNs, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the applicable Valuation Date.

See “How will payment at maturity, or payment upon early redemption or acceleration be determined for the ETNs?—Payment Upon Early Redemption” in this pricing supplement.

Payment at Maturity

If your ETNs have not been previously redeemed or accelerated, at maturity you will be entitled to receive for each $400.00 stated principal amount of your ETNs a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date, subject to Market Disruption Events as described herein.

See “How will payment at maturity, or payment upon early redemption or acceleration be determined for the ETNs?—Payment at Maturity” in this pricing supplement.

How do you sell your ETNs?

The ETNs are listed on the NASDAQ exchange under the ticker symbol “GLDI”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by NASDAQ. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs or U.K. PRIIPs KID has been prepared as the ETNs are not available to retail investors in the European Economic Area or the United Kingdom.

The trading price of the ETNs at any time is the price at which you may be able to buy or sell your ETNs in the secondary market at that time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from the Indicative Values of the ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market place or your ETNs are redeemed by us (including pursuant to an acceleration at our option), in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

How do you offer your ETNs to UBS for early redemption?

If you wish to offer your ETNs to UBS for redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

●Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to UBS via email or other electronic delivery as requested by UBS. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If UBS receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, UBS will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. UBS or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;

●Notwithstanding the foregoing, UBS may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by UBS that a written indication of an offer for early redemption has otherwise been accepted by UBS. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by UBS;

●Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and

●Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If UBS does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and UBS will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which UBS receives a valid confirmation in accordance with the procedures described above will be irrevocable after UBS confirms your offer for early redemption.

Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, you will not know the applicable Early Redemption Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

What are some of the risks of the ETNs?

An investment in the ETNs involves significant risks. Investing in the ETNs is not equivalent to investing directly in the Index or the Index Components. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

●You may lose some or all of your investment – The ETNs are designed for investors who seek exposure to the Index which is comprised of notional long positions in GLD Shares and notional short positions in the Options. The ETNs do not guarantee any return of your investment. For each ETN, investors will receive a cash payment at maturity, or payment upon early redemption or acceleration that will be linked to the performance of the Index times a Daily Index Factor and less a Daily Investor Fee. If the closing level of the Index at maturity or upon early redemption or acceleration is less than the level of the Index at the time you purchased your ETNs, you will lose some or all of your investment.

●You are not guaranteed to receive a Coupon Amount – You will not receive fixed periodic payments on the ETNs; the amount of the monthly Coupon Amount is uncertain and could be zero.

●The ETNs are subject to market risk – When you purchase the ETNs you are exposed not only to the risk associated with purchasing an ETN that is subject to the credit risk of the Issuer but also to the risks of the underlying Index, the GLD Shares and the Options. Investors should fully comprehend that in exchange for the right to receive a variable monthly Coupon Amount depending on the notional premiums received in connection with the sale of the Options, investing in the ETNs also means unlimited exposure to any decline in the value of the GLD Shares. The level of the Index and the value of the Options and the GLD Shares are affected by a variety of market and economic factors, interest rates, commodity prices and economic, financial, political, regulatory, judicial or other events, as well as risks relating to other events that affect the markets generally.

●Fees reduce the value of the ETNs – Your payment at maturity or upon early redemption or acceleration will be reduced by fees and charges associated with the ETNs and the Index. If the level of the Index decreases or does not increase sufficiently during the relevant period to offset the negative effect of (i) the Daily Investor Fee and (ii) if you redeem your ETNs, the Early Redemption Charge, your investment may result in a loss, even if the Closing Level of the Index is higher at the time you sell or redeem your ETNs, the ETNs mature or the ETNs are accelerated than at the time you purchased them.

●Indicative Values are not the same as the closing price or any other trading price of the ETNs – The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to buy or sell your ETNs in the secondary market, if one exists. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time, due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.

●Our credit risk may affect the trading price of the ETNs – The ETNs are our senior unsecured debt obligations and are not, either directly or indirectly, an obligation of any third party. If we default on our obligations, you may not receive any amounts owed to you under the terms of the ETNs. Any payments you are entitled to receive on your ETNs are subject to the ability of UBS to pay its obligations as they become due and as a result, our actual and perceived creditworthiness will affect the market value, if any, of the ETNs before payments become due at maturity or upon an earlier redemption or acceleration.

●There may not be an active trading market in the ETNs – Although the ETNs are listed on the NASDAQ exchange we are not obligated to maintain any listing and, under certain circumstances, the ETNs may be subject to delisting by NASDAQ. In addition, we may cease issuances and/or suspend sales of the ETNs at any time, at our sole discretion. If the ETNs are delisted or if we choose not to issue additional ETNs or to suspend sales of the ETNs from our inventory, this will impact supply and demand for the ETNs and may materially and adversely impact the liquidity and price of the ETNs in the secondary market, if one exists. As a result, if you buy or sell your ETNs on the secondary market, the price that you pay or receive may be higher or lower than if the ETNs had remained listed or if we had decided to issue additional ETNs or not to cease or suspend sales of the ETNs from our inventory at that time, as the case may be. The factors that may interfere with an active trading market in the ETNs may also amplify any discrepancies between secondary market prices and the Indicative Values of the ETNs or the amounts that would be payable on the ETNs at maturity or upon early redemption or acceleration. Any such discrepancies could impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto.

●Limited participation in appreciation of the GLD Shares – Because a covered call strategy limits participation in any appreciation of the underlying asset, in this case the GLD Shares, above the strike price of the Option, the Index will not participate in any appreciation of the GLD Shares in excess of the strike price of the Options during their term, as would an investment linked directly to the GLD Shares. The Index’s exposure to any decline in the value of the GLD Shares will not be limited. The use of options, which will limit participation in appreciation of the GLD Shares while maintaining full downside exposure, may render an investment in ETNs linked to the Index Components inappropriate as the focus of an investment portfolio.

●Volatility risk – The ETNs are exposed to volatility risk related to the GLD Shares and the Options. Greater expected volatility with respect to the GLD Shares indicates an increased risk that investors will not participate fully in any appreciation in the price of the GLD Shares and an increased risk of loss of principal on the ETNs as the result of declines in the price of the GLD Shares. Commodity prices, including the price of gold, are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index. The potential for high volatility and the cyclical nature of commodity markets may render an investment in ETNs linked to the Index inappropriate as the focus of an investment portfolio.

●We have potential conflicts – We and our affiliates play a variety of roles in connection with the issuance of the ETNs, including acting as Calculation Agent and as an agent of the Issuer for the offering of the ETNs, making certain calculations and determinations that may affect the value of the ETNs and hedging our obligations under the ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which may create an additional incentive to sell the ETNs to you. Our affiliates will, among other things, calculate the arithmetic average of the Closing Indicative Values where applicable, the amount payable in respect of your ETNs at maturity, the Early Redemption Amount, the Accelerated Redemption Amount, make determinations with respect to Market Disruption Events, splits and reverse splits of the ETNs, the replacement of the Index with a Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.

●Early redemption is subject to restrictions – You must offer at least the applicable Minimum Redemption Amount of your ETNs to UBS and satisfy the other requirements described herein for your offer for redemption to be considered. On exercise of your right to require UBS to redeem your ETNs you will incur an Early Redemption Charge per ETN of 0.125% which will reduce the Early Redemption Amount. Since the early redemption settlement amount is determined after we receive your Redemption Notice and you may not rescind such notice, you will be exposed to market risk.

●We may accelerate the ETNs at our option at any time – UBS may accelerate your ETNs in whole or in part at any time, and upon any such acceleration you may receive less than, and possibly may lose all of, your original investment in the ETNs.

●UBS is subject to Swiss regulation – As a Swiss bank, UBS is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects UBS to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that UBS is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to write down or convert into equity debt instruments and other liabilities of UBS. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of UBS to make payments thereunder and you may not receive any amounts owed to you under the ETNs

●Uncertain tax treatment – No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. See “Material United States Federal Income Tax Considerations”. In addition, you should note that the IRS and the U.S. Treasury Department (the “Treasury”) have announced a review of the tax treatment of prepaid financial contracts. Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETNs, including possible alternative treatments.

Is this the right investment for you?

The ETNs may be a suitable investment for you if you understand and acknowledge each of the following:

●You seek an investment with a return linked to the performance of the Index which is comprised of notional long positions in GLD Shares and notional short positions in the Options.

●You are familiar with covered call strategies and understand the investment strategy underlying the Index and are willing to be exposed to notional long positions in GLD Shares, notional short positions in the Options, the risks associated with options transactions and the Notional Transaction Costs associated with implementing the Index strategy.

●You seek an investment with variable periodic payments, which may be zero and are dependent on the monthly call premium earned on the sale of the notional call options.

●You are willing to accept the risk of fluctuations in the price of gold generally and the price of the GLD Shares, the value of the related Options and the level of the Index in particular.

●You are willing to be exposed to the trading price of the ETNs and you understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or acceleration.

●You are willing to actively and frequently monitor your investment in the ETNs.

●You accept the risk that UBS may accelerate all or a portion of your ETNs at any time.

●You have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of an investment in the ETNs.

●You believe the value of the Index Components will increase by an amount sufficient to offset the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index.

●You believe the level of the Index will increase by an amount sufficient to offset the Daily Investor Fee and in the case of early redemption, the Early Redemption Charge over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.

●You are willing to accept that the strategy of the Index limits the upside participation in any appreciation in the value of the GLD Shares while exposure to any decline in the value of the GLD Shares will not be limited.

●You believe that the price of the GLD Shares will not increase by an amount that exceeds the Option strike prices over your intended holding period of the ETNs.

●You understand the terms of the investment in the ETNs and you are familiar with the behavior of the Index and options, commodities and financial markets generally.

●You do not seek a guaranteed return of your investment and understand that if the Index declines, you may lose up to 100% of your investment.

●You have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.

●You understand that the Notional Transaction Costs, Daily Investor Fee and in the case of early redemption, the Early Redemption Charge will reduce your return (or increase your loss, as applicable) on your investment.

●You are willing to make an investment in the ETNs, the payments on which depend on the creditworthiness of UBS, as Issuer of the ETNs.

The ETNs are not a suitable investment for you if:

●You do not seek an investment with a return linked to the performance of the Index which is comprised of notional long positions in GLD Shares and notional short positions in the Options.

●You are not familiar with covered call strategies or do not understand the investment strategy underlying the Index or are not willing to be exposed to notional long positions in GLD Shares, notional short positions in the Options, risks associated with options transactions or the Notional Transaction Costs associated with implementing the Index strategy.

●You seek fixed periodic interest payments on your investment and are not willing to accept variable periodic payments, which may be zero and are dependent on the monthly call premium earned on the notional sale of call options.

●You are not willing to be exposed to fluctuations in the price of gold generally or the price of the GLD Shares, the value of the related Options and the level of the Index in particular.

●You are not willing to be exposed to the trading price of the ETNs or you do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative

Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or acceleration.

●You are not willing to actively and frequently monitor your investment in the ETNs.

●You are not willing to accept the risk that UBS may accelerate all or a portion of your ETNs at any time.

●You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.

●You believe the value of the Index Components will decrease or will not increase by an amount sufficient to offset the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index.

●You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the Daily Investor Fee and in the case of early redemption, the Early Redemption Charge, over your intended holding period of the ETNs.

●You seek an investment that does not limit the upside participation in any appreciation in the value of the GLD Shares or one that limits exposure to any decline in the value of the GLD Shares.

●You believe that the value of the GLD Shares will either (i) decline by an amount that exceeds the monthly notional call option premiums reflected in the Index or (ii) appreciate above the strike price of the notional Options.

●You do not understand the terms of the investment in the ETNs or you are not familiar with the behavior of the Index and options, commodities and financial markets generally.

●You seek a guaranteed return of your investment.

●You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

●You do not want to incur the Notional Transaction Costs associated with the Index or to pay the Daily Investor Fee and in the case of early redemption, the Early Redemption Charge which are charged on the ETNs and will reduce your return (or increase your loss, as applicable) on your investment.

●You are not willing to be exposed to the credit risk of UBS, as Issuer of the ETNs.

Investors considering purchasing ETNs should be experienced with covered call strategies and options and the risks associated with options transactions and should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Does an investment in the ETNs entitle you to any ownership interests in the Index Components comprising the Index?

No. An investment in the ETNs does not entitle you to any ownership interest or rights in the Index Components comprising the Index. You will not have any interests or rights with respect to any Index Component as a result of your ownership of the ETNs.

Who calculates and publishes the Index?

The level of the Index is calculated by NASDAQ OMX in its capacity as Index Calculation Agent approximately every fifteen (15) seconds during normal trading hours, and the Closing Level of the Index is published on each Trading Day. Index information, including the Closing Level of the Index, is available from Bloomberg under the ticker symbol “QGLDI <Index>“. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index used to calculate the Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity, as the case may be. The Index is subject to the policies of the Index Sponsor and is subject to the Index Sponsor’s discretion, including with respect to the implementation of, and changes to, the rules governing the Index methodology.

Will the ETNs be distributed by our affiliates?

Our affiliate, Credit Suisse Securities (USA) LLC (“CSSU”), a member of FINRA has participated in the distribution of the ETNs from the Initial Settlement Date to the date of the Merger. As a result of the Merger, UBS became the issuer under the certain distribution agreement originally entered into between Credit Suisse and CSSU, which, inter alia, governs the distribution of the ETNs. On March 26, 2024, UBS Securities, which is also a member of FINRA, became a distributer under such distribution agreement and thus will participate in any future distribution of the ETNs.

UBS Securities is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the Daily Investor Fee. Any offering in which UBS Securities participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, UBS Securities may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material United States Federal Income Tax Considerations” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliates, UBS Securities, is the underwriter for the offering and sale of the ETNs. UBS Securities and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of the ETNs, and may engage in other activities described in the section “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement and “Plan of Distribution” in the accompanying prospectus. However, neither UBS Securities nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

The Calculation Agent, which is an affiliate of ours, will among other things, calculate the arithmetic average of the Closing Indicative Values where applicable, the amount payable in respect of your ETNs at maturity, the Early Redemption Amount, the Accelerated Redemption Amount, make determinations with respect to Market Disruption Events, splits and reverse splits of the ETNs, the replacement of the Index with a Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein.

These determinations may be adverse to you. You should refer to “Risk Factors—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” in this pricing supplement.

Can you tell me more about the effect of UBS’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity may involve purchases or sales of GLD Shares and listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the GLD Shares and/or issuing or trading other ETNs, including certain exchange-traded notes issued by UBS. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates or third parties with whom we transact may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Components. Any of these hedging activities could affect the value of the GLD Shares and the Options, and accordingly the value of your ETNs and the amount we will pay on the ETNs determined on the Final Valuation Date, or, in the case of early redemption or acceleration of the ETNs, the relevant Valuation Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the ETNs and the Index may impair the value of your ETNs” and “Risk Factors—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

HYPOTHETICAL EXAMPLES

Hypothetical Coupon Amount Calculation

The hypothetical Coupon Amounts set forth below are for illustrative purposes only and are not expected to be the actual Coupon Amounts with respect to any Coupon Payment Date. The actual Coupon Amount on any Coupon Payment Date will be determined by reference to the Closing Indicative Value on the Index Business Day immediately preceding the Index Distribution Date and the Coupon Percentage for the relevant Coupon Payment Date and may be substantially different from any amounts set forth below. The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the notional sale of the call options written on the GLD Shares pursuant to the Index methodology described in this pricing supplement.

Example 1. Assumptions: This example assumes that, on the Index Business Day immediately preceding the relevant Index Distribution Date, the level of the Index is equal to 5,000.00 and the Closing Indicative Value is equal to $15.00 and that, on the Index Distribution Date, the Distribution is equal to 50.00. The Coupon Amount will be $0.1500, and will be paid on the Coupon Payment Date to the holders of record on the Coupon Record Date.

Index Level	Distribution	Coupon Percentage (Distribution/Index Level)	Closing Indicative Value	Coupon Amount (Closing Indicative Value * Coupon Percentage)
5,000.00	50.00	1.000%	$ 15.00	$ 0.1500

The Coupon Percentage will be calculated as follows:

Distribution	=	50.00	=	1.000%
Index Level		5,000.00

The Coupon Amount will be calculated as follows:

Closing Indicative Value	x	Coupon Percentage	=	$15.00	x	1.000%	=	$0.15

Example 2. Assumptions: This example assumes that, on the Index Business Day immediately preceding the relevant Index Distribution Date, the level of the Index is equal to 10,000.00 and the Closing Indicative Value is equal to $28.00 and that, on the Index Distribution Date, the Distribution is equal to 110.00. The Coupon Amount will be $0.3080, and will be paid on the Coupon Payment Date to the holders of record on the Coupon Record Date.

Index Level	Distribution	Coupon Percentage (Distribution/Index Level)	Closing Indicative Value	Coupon Amount (Closing Indicative Value * Coupon Percentage)
10,000.00	110.00	1.1000%	$ 28.00	$ 0.3080

The Coupon Percentage will be calculated as follows:

Distribution	=	110.00	=	1.1000%
Index Level		10,000.00

The Coupon Amount will be calculated as follows:

Closing Indicative Value	x	Coupon Percentage	=	$28.00	x	1.1000%	=	$0.3080

Example 3. Assumptions: This example assumes that, on the Index Business Day immediately preceding the relevant Index Distribution Date, the level of the Index is equal to 2,000.00 and the Closing Indicative Value is equal to $7.70 and that, on the Index Distribution Date, the Distribution is equal to 10.00. The Coupon Amount will be $0.0385, and will be paid on the Coupon Payment Date to the holders of record on the Coupon Record Date.

Index Level	Distribution	Coupon Percentage (Distribution/Index Level)	Closing Indicative Value	Coupon Amount (Closing Indicative Value * Coupon Percentage)
2,000.00	10.00	0.5000%	$ 7.70	$ 0.0385

The Coupon Percentage will be calculated as follows:

Distribution	=	10.00	=	0.5000%
Index Level		2,000.00

The Coupon Amount will be calculated as follows:

Closing Indicative Value	x	Coupon Percentage	=	$7.70	x	0.5000%	=	$0.0385

Hypothetical Examples of the Payment at Maturity

The following examples show how the ETNs would perform in hypothetical circumstances, assuming an initial Index level of 10,000 and a $20.00 stated principal amount of each ETN and reflecting the Investor Fee Rate of 0.65% per annum. As of October 1, 2025, the actual denomination and stated principal amount per ETN is $400.00. For purposes of the calculation in this table, each year is assumed to have 365 days. It is further assumed that no Coupon Amounts are paid during the term of the ETNs and that the Distribution for each Index Distribution Date is zero. Because of daily compounding, the actual Investor Fee Rate may exceed 0.65% per annum. We have included examples in which the level of the Index (i) increases at a constant rate of 2.5% each year, (ii) increases at a constant rate of 3% for five (5) years and then falls at a constant rate of 9% for five (5) years, (iii) decreases and increases alternatively each year, (iv) decreases at an accelerating rate and (v) increases and then decreases over the term of the ETNs. These examples highlight the behavior of the Closing Indicative Value of the ETNs at the end of each year in different circumstances. The figures in these examples have been rounded for convenience. Although your payment upon early redemption or acceleration would be based on the Closing Indicative Value of the ETNs on the applicable Valuation Date (the calculation of which includes the Daily Investor Fee based on the Investor Fee Rate of 0.65% per annum), which is calculated in the manner illustrated in the examples below, you should be aware that UBS Securities, our agent for any redemption at your option, will charge a fee of 0.125% per ETN redeemed. The Early Redemption Charge is not included in the examples below. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

The figures set forth in the examples below are for purposes of illustration only and are not actual historical results. For information relating to the historical performance of the Index, please refer to “The Index—Historical Information” in this pricing supplement.

Example 1. Assumptions: This example assumes that the level of the Index (Column B) has increased by approximately 2.5% each year from the inception date of the ETNs to the end of year 10. In this scenario, the Index has increased by approximately 28% over ten (10) years, and the closing value of the ETNs has increased by approximately 20% over the same period.

A	B	C	D	E
Year	Index Level	Closing Value(1)	Annualized Index Return	Annualized ETN Return
0	10,000.00	$20.00	n/a	n/a
1	10,250.00	$20.37	2.50%	1.84%
2	10,506.30	$20.74	2.50%	1.84%

Year	Index Level	Closing Value(1)	Annualized Index Return	Annualized ETN Return
A	B	C	D	E
3	10,768.90	$21.12	2.50%	1.84%
4	11,038.10	$21.51	2.50%	1.84%
5	11,314.10	$21.90	2.50%	1.84%
6	11,596.90	$22.31	2.50%	1.84%
7	11,886.90	$22.72	2.50%	1.84%
8	12,184.00	$23.13	2.50%	1.84%
9	12,488.60	$23.56	2.50%	1.84%
10	12,800.80	$23.99	2.50%	1.84%
Hypothetical return on $20.00 investment after 10 years:			19.95%

(1) The Closing Value presented in this table are based on a hypothetical $20.00 denomination and stated principal amount. As of October 1, 2025, the actual denomination and stated principal amount is $400.00.

Example 2. Assumptions: This example assumes that the level of the Index (Column B) has increased by approximately 3% each year from the inception date of the ETNs to the end of year 5, and decreased by 9% each year until the end of year 10. In this scenario, the Index has decreased by approximately 28% over ten (10) years, and the closing value of the ETNs has decreased by approximately 32% over the same period.

A	B	C	D	E
Year	Index Level	Closing Value(1)	Annualized Index Return	Annualized ETN Return
0	10,000.00	$ 20.00	n/a	n/a
1	10,300.00	$ 20.47	3.00%	2.33%
2	10,609.00	$ 20.94	3.00%	2.33%
3	10,927.30	$ 21.43	3.00%	2.33%
4	11,255.10	$ 21.93	3.00%	2.33%
5	11,592.70	$ 22.44	3.00%	2.33%
6	10,549.40	$ 20.29	-9.00%	-9.59%
7	9,599.90	$ 18.35	-9.00%	-9.59%
8	8,736.00	$ 16.59	-9.00%	-9.59%
9	7,949.70	$ 15.00	-9.00%	-9.59%
10	7,234.20	$ 13.56	-9.00%	-9.59%
Hypothetical return on $20.00 investment after 10 years:				-32.21%

Example 3. Assumptions: This example assumes that the level of the Index (Column B) has decreased and increased by 3% alternatively each year from the inception date of the ETNs to the end of year 10. In this scenario, the Index has decreased by approximately 0.5% over ten (10) years, and the closing value of the ETNs has decreased by approximately 7% over the same period.

A	B	C	D	E
Year	Index Level	Closing Value(1)	Annualized Index Return	Annualized ETN Return
0	10,000.00	$ 20.00	n/a	n/a
1	9,700.00	$ 19.27	-3.00%	-3.63%
2	9,991.00	$ 19.72	3.00%	2.33%
3	9,691.30	$ 19.01	-3.00%	-3.63%
4	9,982.00	$ 19.45	3.00%	2.33%
5	9,682.50	$ 18.75	-3.00%	-3.63%
6	9,973.00	$ 19.18	3.00%	2.33%
7	9,673.80	$ 18.49	-3.00%	-3.63%
8	9,964.00	$ 18.92	3.00%	2.33%

A	B	C	D	E
Year	Index Level	Closing Value(1)	Annualized Index Return	Annualized ETN Return
9	9,665.10	$ 18.23	-3.00%	-3.63%
10	9,955.10	$ 18.66	3.00%	2.33%
Hypothetical return on $20.00 investment after 10 years:				-6.71%

(1) The Closing Value presented in this table are based on a hypothetical $20.00 denomination and stated principal amount. As of October 1, 2025, the actual denomination and stated principal amount is $400.00.

Example 4. Assumptions: This example assumes that the level of the Index (Column B) has decreased at an accelerating rate from the inception date of the ETNs to the end of year 10. In this scenario, the Index has decreased by approximately 97% over ten (10) years, and the closing value of the ETNs has decreased by approximately 97% over the same period.

A	B	C	D	E
Year	Index Level	Closing Value(1)	Annualized Index Return	Annualized ETN Return
0	10,000.00	$ 20.00	n/a	n/a
1	8,819.00	$ 17.52	-11.81%	-12.38%
2	7,460.00	$ 14.73	-15.41%	-15.96%
3	6,041.80	$ 11.85	-19.01%	-19.54%
4	4,675.80	$ 9.11	-22.61%	-23.11%
5	3,450.30	$ 6.68	-26.21%	-26.69%
6	2,421.70	$ 4.66	-29.81%	-30.27%
7	1,612.60	$ 3.08	-33.41%	-33.84%
8	1,015.80	$ 1.93	-37.01%	-37.42%
9	603.30	$ 1.14	-40.61%	-40.99%
10	336.60	$ 0.63	-44.21%	-44.57%
Hypothetical return on $20.00 investment after 10 years:				-96.85%

Example 5. Assumptions: This example assumes that the level of the Index (Column B) has increased each year from the inception date to the end of year 3, and decreased at an increasing rate from the end of year 4 to the end of year 10. In this scenario, the Index has decreased by approximately 59% over ten (10) years, and the closing value of the ETNs has decreased by approximately 62% over the same period.

A	B	C	D	E
Year	Index Level	Closing Value(1)	Annualized Index Return	Annualized ETN Return
0	10,000.00	$ 20.00	n/a	n/a
1	10,819.00	$ 21.50	8.19%	7.49%
2	11,315.60	$ 22.34	4.59%	3.91%
3	11,427.60	$ 22.41	0.99%	0.34%
4	11,129.40	$ 21.69	-2.61%	-3.24%
5	10,438.20	$ 20.21	-6.21%	-6.82%
6	9,414.20	$ 18.11	-9.81%	-10.39%
7	8,151.80	$ 15.58	-13.41%	-13.97%
8	6,765.20	$ 12.84	-17.01%	-17.55%
9	5,370.90	$ 10.13	-20.61%	-21.12%
10	4,070.60	$ 7.63	-24.21%	-24.70%
Hypothetical return on $20.00 investment after 10 years:			-61.86%

(1) The Closing Value presented in this table are based on a hypothetical $20.00 denomination and stated principal amount. As of October 1, 2025, the actual denomination and stated principal amount is $400.00.

RISK FACTORS

The ETNs are senior unsecured debt obligations of UBS. The ETNs are senior debt securities as described in the accompanying prospectus and are considerably riskier than ordinary unsecured debt securities. The return on the ETNs is based on the performance of the Index, as reflected by their Indicative Value. Investing in the ETNs is not equivalent to investing directly in gold bullion, the Index Components or the Index itself. See “The Index” below for more information on the Index.

This section describes the most significant risks relating to an investment in the ETNs. You should read the following information about these risks, together with the other information in or incorporated by reference into this pricing supplement and the accompanying prospectus before investing in the ETNs.

Risks Relating to the Return on the ETNs

You may lose all or a significant part of your investment in the ETNs

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs do not guarantee payment of the stated principal amount at maturity, or payment upon early redemption or acceleration, and you may incur a loss of your investment. Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, your return on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity, as applicable (each, a “Redemption Amount”), will each depend on the change in the level of the Index. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases or does not increase sufficiently. Additionally, any payment on the ETNs will be reduced, and possibly significantly reduced, if the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of early redemption, the Early Redemption Charge) over the term of the ETNs. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Even if the amount payable on your ETNs on the Early Redemption Date, Acceleration Date or the Maturity Date, as applicable, is greater than the price you paid for your ETNs, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time. Thus, even in those circumstances, the overall return you earn on your ETNs may be less than what you would have earned by investing in a debt security that bears interest at a prevailing market rate.

Your payment at maturity or upon early redemption or acceleration will be reduced by the fees and charges associated with the ETNs and the Index

As an investor in the ETNs, you will be exposed to fees and costs at two levels. First, the value of the Index used to calculate the payment at maturity or upon early redemption or acceleration will be reduced by the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index. The Notional Transaction Costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the GLD Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the GLD Shares on the date of such notional transactions and, which, on an annual basis, are expected to be approximately 0.84%. The actual cost will vary depending on the value of the GLD Shares on the date of such transactions. These costs are built into the calculation of the level of the Index and, as a result, the Closing Level of the Index will be less than it would be if such costs were not included, subsequently reducing the value of, and your return on, the ETNs. Such reduction may be significant.

Second, the Daily Investor Fee, which is based on an annual Investor Fee Rate of 0.65% per annum, (and the Early Redemption Charge, if you offer your ETNs for early redemption) reduces the amount of your payment at maturity or upon early redemption or acceleration. If the level of the Index decreases or does not increase sufficiently to offset the impact of the Daily Investor Fee (and the Early Redemption Charge, if you offer your ETNs for early redemption), you will receive less, and possibly significantly less, than the initial amount of your investment in the ETNs.

The ETNs do not pay fixed periodic interest payments

We will not pay fixed periodic interest on the ETNs. Instead you will be entitled to receive a variable monthly Coupon Amount as described herein. The Coupon Amount will depend on the Index distribution of the notional premium received in connection with the sale of the monthly strike call options of approximately 103% on the GLD Shares. Premiums on sales of such call options are affected by numerous factors, including the price of the GLD Shares, the level at which the strike price is set, the change in the price of GLD Shares during the roll period, interest rates and volatility in the markets generally. Accordingly, the Coupon Amount is uncertain and could be zero. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the Payment at Maturity is based on the appreciation or depreciation of the Index. Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, the return payable on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

You are not guaranteed any Coupon Amount on your ETNs

Your Coupon Amounts, if any, are not fixed and could be zero with respect to any Coupon Payment Date. To the extent the Coupon Percentage on an Index Distribution Date is equal to or less than zero, there will be no Coupon Amount made on the corresponding Coupon Payment Date. In addition, if you offer your shares for redemption, the Early Redemption Amount will be the sole payment in respect of the ETNs and no Coupon Amount will be due or payable.

You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies

The ETNs are designed to reflect a long exposure to the performance of the Index which is comprised of notional long positions in GLD Shares and short positions in call options on the GLD Shares. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies.

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market

The return on the ETNs is linked to the performance of the Index, as reflected by their Indicative Value. The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to buy or sell your ETNs in the secondary market, if one exists. The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is less than or equal to zero at any time or the Closing Indicative Value equals zero.

By contrast, the trading price of the ETNs at any time is the price at which you may be able to buy or sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. A premium or discount in the trading price of the ETNs as compared to their Indicative Value can arise quickly and under a variety of circumstances. See “—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and we may suspend issuances and sales of new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including an increase or decline in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs. The Intraday Indicative Value and the Closing Indicative Value will be calculated by the Index Calculation Agent referred to below and published on each Trading Day under the Bloomberg ticker symbol “GLDIIV” and may also be calculated and published by other sources. The publishing of such values by the Index Calculation Agent or by others is subject to delay or postponement and published values may be inaccurate as a result of miscalculations, human error, or systems and technology errors. UBS does not (i) guarantee the completeness or accuracy of any published Indicative Value, (ii) make any representation or warranty with regard to any published Indicative Value, or (iii) assume responsibility for losses or damages arising out of your use of any published Indicative Value or any subsequent corrections or amendments to any published Indicative Value.

The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value

If you sell your ETNs on the secondary market, you will receive the market price for your ETNs, which may be substantially above or below the Closing Indicative Value and/or the Intraday Indicative Value. Paying a premium purchase price over the Intraday Indicative Value could lead to significant losses if you sell or redeem your ETNs at a time when such premium has declined or is no longer present in the market place or if we exercise our right to redeem the ETNs. Furthermore, if you sell your ETNs at a price which reflects a discount below the Closing Indicative Value, you may experience a significant loss.

A premium or discount in the trading price of the ETNs as compared to their Indicative Value can arise quickly and under a variety of circumstances. For example, a premium or discount may arise due to imbalances in the supply and demand of the ETNs (including as a result of any decision of ours to issue, stop issuing or resume issuing additional ETNs), the Index Components or derivatives related to the ETNs and the Index Components, the performance of the options on the GLD Shares included in the Index, trading disruptions or limitations in any of the foregoing or the occurrence or continuation of a Market Disruption Event. Premiums and discounts can also arise as a result of transaction costs, credit considerations and bid-offer spreads related to the ETNs, the Index Components or derivatives related to the ETNs and the Index Components. Technological issues or human error, such as mistakes by service providers, market participants and others can cause dislocations between the trading price of the ETNs and their Indicative Value. Low trading volumes of the ETNs can result in mismatches between the trading price and the Indicative Value. Finally, premiums or discounts can arise during periods of severe volatility.

The ETNs may not be a suitable investment for you

The ETNs are not a suitable investment for you if:

●You do not seek an investment with a return linked to the performance of the Index which is comprised of notional long positions in GLD Shares and notional short positions in the Options.

●You are not familiar with covered call strategies or do not understand the investment strategy underlying the Index or are not willing to be exposed to notional long positions in GLD Shares, notional short positions in the Options, risks associated with options transactions or the Notional Transaction Costs associated with implementing the Index strategy.

●You seek fixed periodic interest payments on your investment and are not willing to accept variable periodic payments, which may be zero and are dependent on the monthly call premium earned on the notional sale of call options.

●You are not willing to be exposed to fluctuations in the price of gold generally or the price of the GLD Shares, the value of the related Options and the level of the Index in particular.

●You are not willing to be exposed to the trading price of the ETNs or you do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium has declined or is no longer present in the market place or the ETNs are accelerated (including at our option).

●You are not willing to actively and frequently monitor your investment in the ETNs.

●You are not willing to accept the risk that UBS may accelerate all or a portion of your ETNs at any time.

●You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.

●You believe the value of the Index Components will decrease or will not increase by an amount sufficient to offset the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index.

●You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the Daily Investor Fee and in the case of early redemption, the Early Redemption Charge, over your intended holding period of the ETNs.

●You seek an investment that does not limit the upside participation in any appreciation in the value of the GLD Shares or one that limits exposure to any decline in the value of the GLD Shares.

●You believe that the value of the GLD Shares will either (i) decline by an amount that exceeds the monthly notional call option premiums reflected in the Index or (ii) appreciate above the strike price of the notional Options.

●You do not understand the terms of the investment in the ETNs or you are not familiar with the behavior of the Index and options, commodities and financial markets generally.

●You seek a guaranteed return of your investment.

●You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

●You do not want to incur the Notional Transaction Costs associated with the Index or to pay the Daily Investor Fee and in the case of early redemption, the Early Redemption Charge, which are charged on the ETNs and will reduce your return (or increase your loss, as applicable) on your investment.

●You are not willing to be exposed to the credit risk of UBS, as Issuer of the ETNs.

Investors considering purchasing ETNs should be experienced with covered call strategies and options and the risks associated with options transactions and should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

The “covered call” strategy of the Index may not result in an increase in the level of the Index because the gains on the strategy are limited by the strike price of the notional call options

The ETNs are linked to an Index which measures the return of a covered call strategy on the GLD Shares by reflecting price changes in the GLD Shares and the option premiums generated from the notional sale of monthly call options on the GLD Shares. The ETNs are subject to the Daily Investor Fee based on an annual Investor Fee Rate of 0.65% and the Index is subject to the Notional Transaction Costs of hypothetically buying and selling the call options and selling the GLD Shares equal to 0.03%, 0.03% and 0.01%, respectively, times the closing price of the GLD Shares on the date of such notional transactions and, which, on an annual basis, are expected to be approximately 0.84%. The actual cost will vary depending on the value of the GLD Shares on the date of such transactions. You should understand the risk of this strategy before you invest.

A covered call strategy limits participation in the appreciation of the underlying asset, in this case the GLD Shares. As a result, an investment in the ETNs is not the same as an investment directly linked to the performance of the GLD Shares or gold bullion, the price of which the GLD Shares seek to track. The Options included in the Index limit the Index’s participation in the appreciation of the GLD Shares to the strike price of each Option during its term. Consequently, the Index may not participate as fully in the appreciation of the GLD Shares as would an investment linked directly to the GLD Shares or a direct investment in gold bullion. In general, if the price of the GLD Shares increases above the strike price of the Options by an amount that exceeds the premium received from the sale of the Options, the value of the covered call strategy will be less than the value of a direct investment in the GLD Shares.

The maximum gains on the appreciation of GLD Shares that comprise the Index are limited, and thus will affect the value of your ETNs. You will not benefit from any increase in the GLD Shares above the call strike price. If the price of the GLD Shares is at the strike price, the covered call strategy will not experience additional gains because gains in the price of the GLD Shares will generally be offset by the value of the outstanding Options. While the strike price of the Options included in the Index will operate to limit the Index’s participation in any increase in the value of the GLD Shares, the Index’s exposure to any decline in the value of the GLD Shares will not be limited. In addition, the level of the Index is reduced by the Notional Transaction Costs and the value of the ETNs is reduced by the Daily Investor Fee.

Changing prices of the Index Components will affect the value of the ETNs

The Index includes Options which are rolled each month. As an Option approaches expiration, it is replaced by a contract that has a later expiration. This process is referred to as “rolling”. First, on the Index Calculation Day preceding the first Roll Date of each month, the strike price of the new Option is determined. The roll period for the Index is, normally, the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date of the relevant Options (each, a “Roll Date”). The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date and generally will equal 20%. In the event that one or more roll disruptions result in there being fewer than five (5) scheduled Index Calculation Days prior to Option expiration, the roll percentage will be greater than 20%, and in the event of an extraordinary roll disruption, the roll percentage may be up to 100%. The Index will be rebalanced at the end of each Roll Date and will be exposed to changes in the price of the GLD Shares, changes in interest rates and market volatility generally during the roll period. These factors can lead to reduced notional Option premiums being received during the roll period, which could adversely affect the amount of the Distribution, the level of the Index and, accordingly, the value of the ETNs and the Coupon Amounts.

Additionally, the Index will be exposed to increases in the value of the Options that were sold during the immediately prior roll period, which are reflected as a short position in the Index and are notionally repurchased during the subsequent roll period. Any increase in the value of these Options after the roll period in which such Options are notionally sold could adversely affect the level of the Index and, accordingly, the value of the ETNs.

The value of the ETNs will not track the price of gold

The ETNs should not be expected to track the price of gold because of the fees and expenses applied to each of the GLD Shares and the ETNs as well as the design of the Index methodology which limits upside participation in any appreciation of the GLD Shares. The expenses of the GLD Shares are accrued daily and currently reflect an annual expense ratio of 0.40%. The level of the Index is reduced by the Notional Transaction Costs and the value of the ETNs is reduced by the Daily Investor Fee. A covered call strategy limits participation in the appreciation of the underlying asset, in this case the GLD Shares.

As a result, an investment in the ETNs is not the same as an investment directly linked to the performance of the GLD Shares or gold bullion, the price of which the GLD Shares seek to track (before fees and expenses). The Options included in the Index limit the Index’s participation in the appreciation of the GLD Shares to the strike price of each Option during its term. Consequently, the Index will not participate as fully in the appreciation of the GLD Shares as would an investment linked directly to the GLD Shares or a direct investment in gold bullion. In general, if the price of the GLD Shares increases above the strike price of the Options by an amount that exceeds the premium received from the sale of the Options, the value of the covered call strategy will be less than the value of a direct investment in the GLD Shares.

The maximum gains on the appreciation of GLD Shares that comprise the Index are limited, and thus will affect the value of your ETNs. You will not benefit from any increase in the GLD Shares above the call strike price. If the price of the GLD Shares is at the strike price, the covered call strategy will not experience additional gains because gains in the price of the GLD Shares will generally be offset by the value of the outstanding Options. As a result, the monthly appreciation of the Index is capped at 3%, which appreciation may be partially offset by the Notional Transaction Costs in implementing the covered call strategy. By contrast, the Index’s exposure to any decline in the price of the GLD Shares is not limited.

In addition, the level of the Index is reduced by the Notional Transaction Costs and the value of the ETNs is reduced by the Daily Investor Fee. Because the Index, the GLD Shares and the ETNs are each subject to fees and costs and the value of the ETNs will decline each month in connection with the Index Distribution and Coupon Amount, the performance of the ETNs should not be expected to mirror the performance of the price of gold.

The Coupon Amount you are entitled to receive and the level of the Index are affected by market factors that interrelate in complicated ways. Any potential increase in the value of the Options may reflect a greater likelihood that you will not participate fully in the appreciation of the GLD Shares or a higher likelihood that the Index will be exposed to a decline in the value of the GLD Shares, which in either case could adversely affect the level of the Index and the value of the ETNs

The ETNs are linked to an Index which measures the return of a covered call strategy on GLD Shares by reflecting price changes in the GLD Shares (up to the strike price of the related Options) and the Option premiums generated from the notional sale of monthly call options on the GLD Shares. The ETNs are subject to the Daily Investor Fee and the Index is subject to the Notional Transaction Costs. Because the covered call methodology applied by the Index reflects a notional short position in the Options (the Index is a notional seller of call options), the level of the Index will not increase beyond the strike price of the Options, even if the price of the GLD Shares appreciates significantly. The Index notionally sells the Options and receives the call premium; it does not receive any gain if the GLD Share price increases above the strike price.

The Coupon Amount payable on the ETNs depends on the notional premium received in connection with the sale of the Options and the value of the Options during their term. The value of the Options varies with the value of the underlying GLD Shares over time. The premiums reflect the “likelihood” or chance of the Options finishing “in-the-money” or above the strike price. The Option premium generally will be higher when the Options have more time to expire and when the underlying GLD Shares show more volatility. Accordingly, a higher premium reflects a view of a greater likelihood that the price of the GLD Shares will increase above the strike price of the Options. Because the Index will reflect a notional short position in the Options after the premium is generated, the level of the Index will be adversely affected in situations where market participants attribute a greater potential value to such Options.

For example, it is possible that the price of the GLD Shares may increase over the course of the roll period, during which time the Options are sold. Because the strike level of the Options to be sold was selected immediately prior to the roll period, the strike level of the options may be less than 103% of the level of the GLD Shares on the day that such Options are sold. While this type of movement would be likely to increase the premium received for the sale of the options, investors will not participate in any further increase in the appreciation of the level of the GLD Shares above the strike level determined immediately prior to the roll period. In this situation, there is a greater likelihood that investors will not fully participate in the appreciation of the level of the GLD Shares.

Additionally, in times of greater expected volatility in the price of the GLD Shares, market expectations reflect a higher possibility that the price of the GLD Shares is likely to move upwards or downwards from the current price of the GLD Shares and that such movement could be substantial. During such times, market participants may be willing to pay more for call options in order to access potential appreciation in the price of the GLD Shares while avoiding any potential downside exposure to the GLD Shares. In this type of environment, there is a larger likelihood that the level of the GLD Shares will increase above the strike price of the options or decrease below the current level. The level of the Index and, consequently, the value of the ETNs, will be fully exposed to any decline in the value of the GLD Shares, but the level of the Index and, consequently, the value of the ETNs, will not participate in any appreciation in the value of the GLD Shares above the strike price of the call options.

The above factors, as well as other factors that may affect the Coupon Amount, may adversely affect the level of the Index and the value of your ETNs. You should understand the risk of the covered call strategy implemented by the Index before you invest.

The manner in which the Index is calculated, including the Notional Transaction Costs and daily value of the Options reflected in the Index, may have a negative impact on the level of the Index compared to alternative methods for implementing a covered call strategy

Although the Index is intended to measure the return of a covered call strategy on the GLD Shares, the manner in which the Index is calculated may have a negative impact on the level of the Index and the value of the ETNs.

For example, when an Option is hypothetically sold by the Index, the premium generated is calculated using the last published “bid price” for the related listed option on such day. This “bid price” is the price at which purchasers have indicated they are willing to purchase such option and may be lower than the last price at which the sale of an option was completed. Additionally, the amount of any premium will be reduced by a “trading adjustment” equal to 0.0003 times the closing price of the GLD Shares on such date.

Similarly, when an Option position is hypothetically repurchased by the Index, the cost of such repurchase is calculated using the last published “ask price” for the related listed option on such day. This “ask price” is the price at which sellers have indicated they are willing to sell such option. This “ask price” will be higher than the corresponding “bid price” for the option, which will increase the cost of repurchasing the Options. Additionally, the cost of repurchasing the Options will be increased by a “trading adjustment” equal to 0.0003 times the closing price of the GLD Shares on such date.

In connection with the notional repurchase of Expiring Options, the Index will decrease the number of GLD Shares held by the Index, reflecting a hypothetical sale of GLD Shares to fund the repurchase of the Options. The notional proceeds generated by the sale of GLD Shares will be reduced by a “trading adjustment” equal to 0.0001 times the closing price of the GLD Shares on such date.

In addition, because the calculation of the level of the Index reflects a hypothetical short position in the Option, the level of the Index on any day decreases with any increase in the value attributed to the Options on such date. The value attributed to the Options on a given date is calculated using the “mid price” on such date, which is the average of the “ask price” and the “bid price” for the related listed option. It is possible that a “bid price” will not exist for the option on a given date, reflecting that no market participants have indicated that they are willing to purchase the option at any price. In this case, the Index will calculate the bid price by reference to the outstanding “ask price”. If the adjusted “bid price” is greater than zero, this will increase the value attributed to the Options and will consequently decrease the level of the Index.

Accordingly, the manner in which the Index is calculated may have a negative impact on the level of the Index. Any decrease in the level of the Index will decrease the value of your ETNs. It is possible that your return will be less than if you had invested in an alternative covered call strategy. You should understand the manner in which the Index is calculated and carefully review “The Index” in this pricing supplement before you invest.

A substantial delay will exist between the hypothetical sale of any options and the delivery of any premium received in the form of a Coupon Amount, and you will not be compensated for any such delay

Any Coupon that you may be entitled to receive on your ETNs will be calculated based on the Coupon Percentage on the Index Distribution Date and paid on the corresponding Coupon Payment Date. The Coupon Percentage will be calculated based on the notional premium generated from the sale of options from the prior month, which will be reflected in the Index during the period prior to the Index Distribution Date. As a result, a delay of approximately one month, and possibly more, will exist between the dates on which the notional premium is reflected in the Index and the Index Distribution Date based on which the corresponding Coupon Percentage is calculated. The amount available for distribution included in the Index will not accrue interest during this time period. Moreover, a delay of up to two (2) weeks may exist between the Index Distribution Date and the Coupon Payment Date, and any Coupon Amount you are entitled to receive will not accrue further interest during this time period.

As a result, a substantial delay will exist between the notional receipt of any options premium and any associated Coupon Amount on your ETNs, and you will not be compensated for this delay.

Disruption Events may adversely affect the Closing Level of the Index and the value of the ETNs

The Index includes Options which are rolled each month during the Index Rebalancing Period. During this process, Options that are nearing their expiration are notionally repurchased, and GLD Shares are notionally sold in order to cover the cost of this repurchase. New Options are then sold, and the notional proceeds from such sale are included in the level of the Index and will affect the subsequent Coupon Amount on the ETN. If an Index Disruption Event (as defined herein) occurs, the Index will postpone the repurchase of the expiring Options, the sale of the GLD Shares, and the sale of the new Options until the next Index Calculation Day on which an Index Disruption Event does not occur, even if trading in all such Index Components was not disrupted. The price on the next Index Calculation Day of the GLD Shares or Options that are being sold may be lower than the price of such Index Component on the day on which the Index Disruption Event occurred, and the price on the next Index Calculation Day of the Options being repurchased may be higher than on the day on which the Index Disruption Event occurred, which could in either case adversely affect the level of the Index and, accordingly, the value of the ETNs.

Additionally, the roll period for the Index is, normally, the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date for the Options sold during the previous Index Rebalancing Period. In the event that Index Disruption Events result in fewer than five (5) Index Calculation Days occurring prior to the day on which such Options expire, the Index will roll its position over such fewer Index Calculation Days, which could result in more than 20% of the notional position of the Index Components being rolled on an Index Calculation Day. Because we expect to hedge our obligations relating to the ETNs and will be transacting in the GLD Shares and the Option during the roll period, the notional position being rolled could adversely affect the level of the Index and, accordingly, the value of the ETNs. See “—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the ETNs and the Index may impair the value of your ETNs”.

In the event that Index Disruption Events result in a failure of the Index to notionally repurchase all of the expiring Options prior to the day on which such Options are scheduled to expire, the first Index Calculation Day on which an Index Disruption Event does not occur will constitute an “Extraordinary Roll Date” on which all such Options will be deemed to be repurchased by the Index. The price at which the Index is deemed to repurchase such expiring Options will be adjusted to reflect the Notional Transaction Costs associated with such repurchase and/or any exercise of the Options prior to the Index Calculation Day. The impact of any such adjustment could be substantial. The Notional Transaction Costs associated with such repurchase of the expiring Options will adversely affect the level of the Index and, accordingly, the value of the ETNs.

For more information on how Index Disruption Events may affect the level of the Index and therefore the value of the ETNs, see “The Index—Roll Percentage and Disruptions”.

Concentration risks associated with the ETNs

The return on the ETNs is linked to the performance of the Index, as reflected by their Indicative Value, which measures the return of a “covered call” strategy on the GLD Shares and the option premiums generated from the notional sale of monthly call options on the GLD Shares less the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy. The GLD Shares seek to mirror the price of gold bullion, before fees and expenses. Consequently, the ETNs reflect a concentrated exposure to a single asset and, therefore, could experience greater volatility than a more diversified investment and are exposed to significant market risks. An investment in securities linked to the performance of a single asset lacks diversification and does not have the benefit of other offsetting components which may increase when other components are decreasing. The price of gold may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. Because the ETNs are linked to an Index reflecting a concentrated investment strategy, they carry greater risk and may be more volatile than a security linked to the prices of multiple assets or a broad-based index.

If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment

If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero and you will lose all of your investment in the ETNs. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment.

It is possible that your ETNs will be accelerated due to a fall in the Intraday Indicative Value to 5% or less than the prior day’s Closing Indicative Value of such ETNs and your investment will be lost before the scheduled maturity of the ETNs

Because the Intraday Indicative Value is calculated throughout each Trading Day, adverse daily performances of the Index on a Trading Day will be reflected in the current Closing Indicative Value rather than only upon early redemption, acceleration or at maturity. If there are severe or repeated adverse daily performances for the Index during the term of the ETNs, the Intraday Indicative Value of such ETNs on any Trading Day could be reduced to 5% or less of the prior day’s Closing Indicative Value. If this occurs, the ETNs will automatically accelerate for an amount equal to that day’s Closing Indicative Value of such ETNs and you may not receive any of your investment.

UBS may accelerate the ETNs prior to maturity

We have the right to accelerate the ETNs in whole or in part and pay you an amount equal to, in the event of an acceleration of all outstanding ETNs, the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the applicable Accelerated Valuation Period, or, in the event of an acceleration of less than all outstanding ETNs, the Closing Indicative Value on the applicable Accelerated Valuation Date, on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”) or if an Acceleration Event has occurred in our or the Calculation Agent’s determination (an “Event Acceleration”). Accordingly, you should not expect to be able to hold the ETNs to maturity. As discussed in the section “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event,” the type of events that may trigger an Event Acceleration are (a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for the Issuer or its affiliates to hold, acquire or dispose of options or futures contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or the Calculation Agent; (b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for the Issuer or its affiliates to hold, acquire or dispose of options or futures contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index or the futures contracts relating to the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs; (c) any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for the Issuer or its affiliates to hold, acquire or dispose of options contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs; (d) any event, as determined by us or the Calculation Agent, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset; (e) if, at any point, the Intraday Indicative Value is equal to or less than five percent (5%) of the prior day’s Closing Indicative Value of such ETNs; or (f) if the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable. If we accelerate the ETNs, you will only receive an amount equal to, in the event of an acceleration in whole, the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the applicable Accelerated Valuation Period, or, in the event of an acceleration in part, the Closing Indicative Value on the applicable Valuation Date, and you will not receive any other compensation or amount for the loss of the investment opportunity of holding the ETNs. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

Furthermore, if we choose to exercise our right to effect an Optional Acceleration and the ETNs are accelerated, you will lose the opportunity to continue to hold your ETNs and participate in any future performance of the Index, as applicable, and you may be unable to invest in other securities with a risk/return profile similar to that of the ETNs.

We may extend the scheduled Maturity Date for up to two additional five-year periods

The scheduled Maturity Date is initially February 2, 2033. We may at our option extend the maturity of the ETNs for up to two (2) additional five-year periods. We may only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your ETNs

Because the Daily Investor Fee and in the case of early redemption, the Early Redemption Charge reduces the amount due to you upon early redemption, acceleration or at maturity of the ETNs, the level of the Index must increase significantly in order for you to receive at least your investment amount upon early redemption, acceleration or maturity of your ETNs. If the level of the Index decreases or does not increase sufficiently to offset the effect of the Daily Investor Fee over the term of the ETNs and in the case of early redemption, the Early Redemption Charge, you will receive less, and possibly significantly less, at maturity of your ETNs or upon early redemption or acceleration of the ETNs than the amount of your investment. For more information on how the Daily Investor Fee affects the value of the ETNs, see “Hypothetical Examples”.

There are restrictions on the minimum number of ETNs you may redeem and on the dates on which you may redeem them

You must redeem at least 10,000 ETNs, the Minimum Redemption Amount at one time, and may redeem multiples of 10,000 ETNs in excess of the Minimum Redemption Amount. In addition, you must cause your broker or other person with whom you hold your ETNs to deliver a notice of redemption, substantially in the form of Annex A (the “Redemption Notice”), to UBS via email or other electronic delivery as requested by UBS. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If UBS receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, UBS will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. UBS or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective.

Also, because of the timing requirements of your offer to us for early redemption, settlement of any early redemption will be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after UBS confirms your offer.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Indicative Value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

You may not request early redemption of your ETNs after January 21, 2033 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended)

You may not request early redemption of your ETNs after January 21, 2033 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended), which is the final Redemption Notice date. In such case, you will receive any payment due on the scheduled Maturity Date.

An Early Redemption Charge of 0.125% per ETN will be charged upon an early redemption at your election

UBS Securities will act as our agent in connection with any offer by you of your ETNs for redemption and will charge a fee of 0.125% per ETN times the Closing Indicative Value per ETN on the Early Redemption Valuation Date. The imposition of this fee will mean that you will not receive the full amount of the Closing Indicative Value upon an early redemption at your election.

You will not know the Early Redemption Amount for any ETNs you elect to redeem prior to maturity at the time you make such election

In order to exercise your right to redeem your ETNs prior to maturity, you must cause your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to UBS (as defined herein) by no later than 4:00 p.m., New York City time, on the Business Day prior to your desired Valuation Date. The Early Redemption Amount cannot be determined until the Valuation Date, and as such you will not know the Early Redemption Amount for your ETNs at the time you make an election to redeem your ETNs, which becomes irrevocable after UBS confirms your offer. The Early Redemption Amount for your ETNs on the relevant Valuation Date may be substantially less than it would have been on the prior day and may be zero.

The formula for determining the Redemption Amount does not take into account all developments in the Index

Changes in the level of the Index during the term of the ETNs before the Valuation Date will not necessarily be reflected in the calculation of the Redemption Amount. The Calculation Agent will calculate the Redemption Amount by utilizing the Closing Indicative Value on the applicable Valuation Date(s). No other levels of the Index, Closing Indicative Values or Intraday Indicative Values will be taken into account. In addition, no Coupon Amount will be due or payable upon any redemption of the ETNs. As a result, you may lose a significant part of your investment even if the level of the Index has risen at certain times during the term of the ETNs.

The Calculation Agent will have the authority to make determinations that could affect the market value of your ETNs and the amount you receive at maturity

The Calculation Agent will have discretion in making various determinations that affect your ETNs, including calculation of the arithmetic average of the Closing Indicative Values where applicable, the amount payable in respect of your ETNs at maturity, the Early Redemption Amount, the Accelerated Redemption Amount, determinations with respect to the Market Disruption Events, splits and reverse splits of the ETNs, the replacement of the Index with a Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein. The exercise of this discretion could adversely affect the value of your ETNs and may present the Calculation Agent with a conflict of interest of the kind described below under “—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS—We or our affiliates may have economic interests adverse to those of the holders of the ETNs”.

Suspensions or disruptions to the calculation of the Index may adversely affect the value of your ETNs

Suspensions or disruptions to the calculation of the Index, whether due to application of the Index methodology, human error, Index Sponsor’s discretion or otherwise, can result in lags, delays and distortions to the Index. Under these circumstances, a comparison of the then-current Intraday Indicative Value of the ETNs to the then-prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time.

The market value of your ETNs may be influenced by many unpredictable factors

The market value of your ETNs will fluctuate between the date you purchase them and the applicable Valuation Date. You may also sustain a significant loss if you sell the ETNs in the secondary market. In addition to others, the following factors, many of which are beyond our control, will influence the market value of your ETNs, as well as the Redemption Amount:

●the level of the Index at any time,

●the expected volatility of the Index,

●the volatility of the Index Components or of any options or futures contracts relating to the Index or the Index Components,

●the liquidity of the Index Components or of any options or futures contracts relating to the Index or the Index Components,

●the Index Components and changes to those Index Components over time,

●the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index and the Daily Investor Fee,

●economic, financial, regulatory, political, judicial, military, geopolitical, public health, weather and other events that affect commodities markets generally, the Index or the relevant options contracts relating to the Index and the Index Components,

●supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),

●global supply and demand for gold, which is influenced by such factors as forward selling by producers, purchases made by producers to unwind hedge positions, other purchases and sales and production and cost levels in gold-producing countries,

●interest, yield rates, rate spreads and currency exchange rates in the markets,

●speculation and trading activities in commodities and related contracts,

●the time remaining until your ETNs mature, and

●the actual or perceived creditworthiness of UBS.

You cannot predict the future performance of the Index based on the historical or retrospectively calculated performance of the Index or the historical performance of the Index Components. The factors above interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

You will not have any rights in the GLD Shares, in call options relating to such shares or in gold bullion

As an owner of the ETNs, you will not have rights that holders of the GLD Shares or in any call options on the GLD Shares may have. In addition, you will have no ownership interest in gold bullion, the price of which the GLD Shares seek to track. Additionally, the return on the ETNs, if any, may be less than the return on a direct investment in the Index Components tracked by the Index due to the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index. Also, the return on the ETNs, if any, may be less than the return on a similar investment in other instruments tracking the Index due to the Daily Investor Fee (and the Early Redemption Charge, if you offer your ETNs for early redemption). Any amounts due on your ETNs will be subject to the ability of the Issuer to satisfy its obligations and will be paid in cash. You will have no ownership rights in, or right to receive delivery of, any Index Component.

GLD Share and Option prices may change unpredictably, affecting the level of the Index and the value of the ETNs in unforeseeable ways

Trading in the GLD Shares and Options that comprise the Index Components is speculative and can be extremely volatile. Market prices of the Index Components may fluctuate rapidly based on numerous factors, including the supply and demand characteristics of the market, including the availability of alternate investment opportunities and changes in interest and yield rates in the market. These factors may affect the level of the Index and the value of your ETNs in varying ways, and different factors may cause the prices of the Index Components, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

The Maturity Date may be postponed

In addition to the postponement for Market Disruption Events described above, if the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. We may also, at our option, extend the maturity of the ETNs for up to two (2) additional five-year periods following the originally scheduled Maturity Date of February 2, 2033.

Suspension or disruptions of market trading in options or futures contracts may adversely affect the value of your ETNs

Options markets like the Chicago Board Options Exchange (“CBOE”), the market for the Options included in the Index, are subject to temporary lags, distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and other market participants, human error and government and exchange regulation and intervention. These circumstances could affect the level of the Index and therefore could adversely affect the value of your ETNs.

In addition, suspensions or disruptions to the calculation of the Index, whether due to trading in the Index Components, application of the Index methodology, human error, Index Sponsor’s discretion or otherwise, can result in lags, delays and distortions to the Index. Under these circumstances, a comparison of the then current Intraday Indicative Value of the ETNs to the then prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time.

The ETNs are not regulated by the Commodity Futures Trading Commission

The proceeds to be received by us from the sale of the ETNs will not be used to purchase or sell any commodity futures contracts or options on futures contracts (collectively, “futures”), or swaps for your benefit. An investment in the ETNs thus neither constitutes an investment in futures, swaps nor a collective investment vehicle that trades in futures or swaps (i.e., the ETNs will not constitute a direct or indirect investment by you in futures or swaps), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”). Among other things, this means that the Issuer is not registered with the CFTC as a futures commission merchant (an “FCM”) and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures on a regulated futures exchange through a registered FCM. For example, the price you pay to purchase the ETNs will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC.

Unlike an investment in the ETNs, an investment in a collective investment vehicle that invests in futures or swaps on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator (a “CPO”), unless it qualifies for an exemption from such registration requirements. Because the ETNs will not be interests in a commodity pool, the ETNs will not be regulated by the CFTC as a commodity pool, UBS will not be registered with the CFTC as a CPO, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Risks Relating to the Index, the SPDR® Gold Trust and Gold

Owning the ETNs is not the same as directly owning GLD Shares or options contracts related to the GLD Shares

The return on your ETNs will not reflect the return you would realize if you actually purchased the GLD Shares or sold call options relating to such shares. You will not have any rights that holders of such assets or instruments have. Although you have no ownership rights or interests in the Index Components, you are exposed to risks associated with such components, as more fully described below.

Commodity prices, including the price of gold, can exhibit high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index

The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), actions that may be taken to influence the strength of global currencies relative to the U.S. dollar, interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has historically been, and may once again become, extremely volatile.

The markets for futures contracts and options on futures contracts, including those futures contracts related to gold, are subject to extensive statutory, regulatory and exchange-imposed requirements, and the regulation of commodity transactions in the U.S. and other countries is subject to ongoing modification by government and judicial action. The effects of any future regulatory change or exchange requirement on the value of the ETNs are impossible to predict, but could be substantial and adverse to the interests of securityholders. The CFTC’s final position limit requirements expand the application of federal position limits for certain futures and option contracts in the major metals markets and for swaps that are their economic equivalents. The CFTC’s related final aggregation rule requires market participants to aggregate their positions with certain other persons under common ownership or control, unless an exemption applies for purposes of determining whether the position limits have been exceeded. Such position limit rules may have the effect of making the futures markets, including those futures and options related to gold, less liquid and more volatile, which could adversely affect the value of the ETNs.

These factors may have a larger impact on commodity prices, including the price of gold, and on commodity-linked instruments, than on traditional fixed-income and equity securities and may create additional investment risks that cause the value of the ETNs to be more volatile than the values of traditional securities. These and other factors may affect the level of the Index, and thus the value of the ETNs, in unpredictable or unanticipated ways. The potential for high volatility and the cyclical nature of commodity markets may render an investment in ETNs linked to the Index inappropriate as the focus of an investment portfolio.

The correlation between the performance of the GLD Shares and the price of gold may be imperfect

A discrepancy may exist between the performance of the GLD Shares and the price of gold. The GLD Shares seek to mirror the price of gold bullion, before fees and expenses. The expenses of the GLD Shares are accrued daily and currently reflect an annual expense ratio of 0.40%. In addition, because the GLD Shares are traded on an exchange and are subject to market supply and investor demand, the market value of one GLD Share may differ from the net asset value per GLD Share. Because of these potential discrepancies, the return on GLD Shares may not correlate with the return on gold over the same period.

Termination of the SPDR® Gold Trust could adversely affect the value of the ETNs

The SPDR® Gold Trust may terminate and liquidate. If the SPDR® Gold Trust is terminated and liquidated, such termination and liquidation could occur at a time which is disadvantageous to you, such as when the price of the GLD Shares is lower than the price of such shares at the time when you purchased your ETNs. In such circumstances, the Calculation Agent may have discretion with respect to identifying a successor index or determining the value of your ETNs and any action taken by the Calculation Agent may have an adverse impact on the value of your ETNs.

Gold bullion may be subject to loss, damage, theft or restriction on access

The GLD Shares seek to mirror the price of gold bullion, before fees and expenses. There is a risk that some or all of the gold bullion, the price of which the GLD Shares seek to track, could be lost, damaged or stolen. Access to gold bullion could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the GLD Shares and, consequently, the level of the Index and value of your ETNs.

There are risks relating to commodities trading on the London Bullion Market Association

The value of the GLD Shares is related to the price of gold. The reference price for gold is currently determined by fixing prices reported by the London Bullion Market Association (the “LBMA”). The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of gold may be adversely affected. The LBMA is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a Trading Day or over a period of Trading Days. The LBMA may alter, discontinue or suspend calculation or dissemination of the official gold fixing levels in U.S. dollars per troy ounce. The LBMA, or an independent service provider appointed by the LBMA, has no obligation to consider your interests in calculating or revising the official gold fixing levels.

Actual or perceived disruptions in the processes used to determine the LBMA Gold Price, or lack of confidence in that benchmark, may adversely affect the return on your investment in the ETNs

On March 19, 2015, the London PM Fix was discontinued, and on March 20, 2015, its successor benchmark, the LBMA Gold Price, became the new daily benchmark used to value the gold held by the SPDR® Gold Trust. The LBMA Gold Price is determined through an electronic, auction-based mechanism. While these features are expected to provide transparency and accuracy improvements over the London PM Fix, investors should keep in mind that electronic markets may experience failures, and electronic trading platforms may be subject to influence by high-frequency traders with results that are highly contested by the industry, regulators and market observers.

As with any innovation, it is possible that electronic failures or other unanticipated events may occur that could result in delays in the announcement of, or the inability of the system to produce, an LBMA Gold Price on any given date. Furthermore, if a perception were to develop that the new LBMA Gold Price is vulnerable to manipulation attempts, or if the proceedings surrounding the determination and publication of the LBMA Gold Price were seen as unfair, biased or otherwise compromised by the markets, the behavior of investors and traders in gold may change, and those changes may have an effect on the price of gold (and, consequently, the value of the GLD Shares and therefore the level of the index and the value of the ETNs). In any of these circumstances, the intervention of extraneous events disruptive of the normal interaction of supply and demand of gold at any given time, may result in distorted prices and losses on an investment in the GLD Shares that, but for such extraneous events, might not have occurred.

Other effects of disruptions in the determination of the new LBMA Gold Price on the operations of the SPDR® Gold Trust include the potential for an incorrect valuation of the trust’s gold, an inaccurate computation of the sponsor’s fees, and the sales of gold to cover the trust’s expenses at prices that do not accurately reflect the fundamentals of the gold market. Each of these events could have an adverse effect on the value of the GLD Shares and thus the level of the index and the value of the ETNs.

The Calculation Agent may modify the Index

The Calculation Agent may modify the Index or adjust the method of its calculation if it determines that the publication of the Index is discontinued and there is no successor index. In that case, the Calculation Agent will determine the level of the Index, and thus the Redemption Amount, using a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect—including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the GLD Shares or the Options, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the Redemption Amount is equitable. The Calculation Agent may make any such modification or adjustment even if the Index Sponsor continues to publish the Index without a similar modification or adjustment.

Any modification to the Index or adjustment to its method of calculation will affect the amount you will receive at maturity or upon early redemption or acceleration and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such modification or adjustment.

You will not benefit from any increase in the level of the Index if such increase is not sufficient to offset applicable fees and reflected in the level of the Index on the applicable Valuation Date

If the Index does not increase by an amount sufficient to offset the effect of the Daily Investor Fee and, in the case of an early redemption, the Early Redemption Charge, between the relevant date of your investment and the applicable Valuation Date, we will pay you less than the your initial amount of the ETNs upon early redemption. This will be true even if the level of the Index as of some date or dates prior to the Valuation Date would have been sufficiently high to offset the effect of the Daily Investor Fee and Early Redemption Charge.

Past performance of the Index is not indicative of future performance

The actual performance of the Index over the term of the offered ETNs, as well as the amount payable on the relevant Early Redemption Date, Acceleration Date or the Maturity Date, may bear little relation to the historical and retrospectively calculated values of the Index or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Index.

The policies of the Index Sponsor or the primary exchange on which the Index Components are traded, or changes to these policies, could affect the Redemption Amount of your ETNs and their market value

The policies of the Index Sponsor concerning the calculation of the level of the Index and the manner in which changes affecting the Index, the GLD Shares, the Options or related listed options or futures are reflected in the level of the Index, as well as the policies of the primary exchange on which the GLD Shares and the related options or futures are traded, could affect the Redemption Amount of your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date and the market value of your ETNs prior to that date. The Redemption Amount of your ETNs and their market value could also be affected if the Index Sponsor or the primary exchange on which the Index Components are traded changes these policies or make other methodological changes, for example by changing the manner in which it calculates the level of the Index, by adding, deleting or substituting the futures contracts relating to the Index, or if the Index Sponsor or the primary exchange on which the Index

Components are traded discontinues, modifies or suspends calculation or publication of the level of the Index, in which case it may become difficult to determine the intrinsic value of your ETNs. One example may be if the Index Sponsor and/or the Index Calculation Agent holds the real-time calculation of intraday levels of an Index (commonly known as “auto holds”) based on certain thresholds, volatility or other factors as determined by the Index Sponsor, sometimes without prior notice. Under these circumstances, a comparison of the then current Intraday Indicative Value of the ETNs to the then prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time.

A listed option used as a reference for the Options on GLD Shares may be replaced if such contract is terminated or replaced on the exchange where it is traded

The notional call Option contracts on the GLD Shares constitute Index Components and are included in the calculation of the Index. The value of such Options is determined by reference to corresponding listed options on the GLD Shares (“reference options”). If any such reference option were to be terminated or replaced by an exchange, a comparable options contract, if available, would be selected by the Index Sponsor to replace that reference option.

The termination or replacement of any reference option may have an adverse impact on the level of the Index or the GLD Shares and, therefore, the value of your ETNs.

The occurrence of a Market Disruption Event will affect the calculation of the Daily Index Factor, certain valuations and delay certain payments under the ETNs

If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Daily Index Factor on such Index Business Day using an appropriate Closing Level of the Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. In addition, if the Final Valuation Date, the Early Redemption Valuation Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, due to a Market Disruption Event or otherwise, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date or the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

Risks Relating to Liquidity and the Secondary Market

We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell any additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the trading price and liquidity of such ETNs in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Suspension of additional issuances of the ETNs can also result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. If the total number of outstanding ETNs has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough ETNs to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right can result in the ETNs trading in the secondary market at discounted prices below the Intraday Indicative Value. Having to sell your ETNs at a discounted sale price below the Intraday Indicative Value of the ETNs could lead to significant losses. Prior to making an investment in the ETNs, you should take into account whether or not the trading price is tracking the Intraday Indicative Value of the ETNs.

The liquidity of the market for the ETNs may vary materially over time

Credit Suisse sold a portion of the ETNs on the Inception Date and additional ETNs will be issued and sold from time to time through UBS Securities or our other U.S.-registered broker-dealer subsidiaries or affiliates of ours. Also, the number of ETNs outstanding could be reduced at any time due to early redemption or acceleration of the ETNs as described in this pricing supplement. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may redeem your ETNs prior to maturity, such redemption is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Redemption Amount to UBS at one time for redemption on any Early Redemption Date.

NASDAQ may halt trading in the ETNs or may limit the extent to which trading prices may change within specified time periods, which in either case would adversely impact investors’ ability to sell the ETNs

Trading in the ETNs may be halted due to market conditions or, in the judgment of the exchange, if necessary to protect investors or in the public interest. General exchange trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules based on a specified decline in a market index (e.g., the S&P 500® Index). In addition, the ETNs may be subject to “limit up” and “limit down” rules or trading pause requirements that are triggered by a significant change in the trading price of the ETNs within a specified period of time. These “limit up” and “limit down” and trading pause rules, if triggered, could prevent investors from transacting at the then prevailing Intraday Indicative Value or at all. If the level of the Index declines precipitously during the trading day, triggering a “limit down” mechanism or trading pause, you may be unable to sell your ETNs for some period of time, either because no trading at all is permitted or because the price that any purchaser would be willing to pay for them at the time may be significantly below the lowest price that a purchaser would be permitted to pay for them on the exchange. In that circumstance, by the time you are finally able to sell your ETNs, you may have incurred significantly greater losses than you would have incurred had you been able to sell them when you initially wanted to. Exchange rules relating to these matters are subject to change from time to time.

There may not be an active trading market for your ETNs; sales in the secondary market may result in significant losses

The ETNs are listed on the NASDAQ exchange under the ticker symbol “GLDI” and the ETNs may trade in after-hours trading. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by NASDAQ. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs or U.K. PRIIPs KID has been prepared as the ETNs are not available to retail investors in the European Economic Area or the United Kingdom. A trading market for the offered ETNs may not continue for the term of the ETNs. Even if there is a secondary market for your ETNs, it may not be sufficiently liquid to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a price of zero in the secondary market. In addition, if you sell your ETNs in the secondary market at a discount from the prevailing Indicative Value, you may receive sale proceeds that are lower than if you had otherwise sold your ETNs at a time when such discount was not present in the marketplace or if the ETNs had been redeemed or accelerated. Trading the ETNs during after-hours trading may involve trading at a time when there is no real-time Indicative Value available, which would impair your ability to accurately assess the intrinsic value of the ETNs relative to the price available during such after-hours trading, including any premium or discount thereto.

No assurance can be given as to the continuation of the listing for the life of the offered ETNs, or the liquidity or trading market for the offered ETNs. We are not required to maintain any listing of your ETNs on the NASDAQ exchange or any other exchange and the liquidity of the market for the ETNs could vary materially over the term of the ETNs.

Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS

The ETNs are subject to the credit risk of UBS

Although the return on the ETNs is based on the performance of the Index, as reflected by their Indicative Value, the payment of any amount due on the ETNs, including any payment at maturity or upon early redemption or acceleration and any Coupon Amounts are subject to the credit risk of UBS. Investors are dependent on UBS’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.

Any decline in our credit ratings may affect the market value of your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered ETNs. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your ETNs.

Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the ETNs and the Index may impair the value of your ETNs

We expect to hedge our obligations relating to the ETNs by purchasing or selling short the options contracts relating to the Index or the GLD Shares, listed or over-the-counter options, futures contracts, swaps, or other derivative instruments relating to the Index, or other instruments linked to the Index, certain exchange-traded notes issued by UBS, or the futures contracts relating to the Index or the GLD Shares, and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index. Any of these hedging activities may adversely affect the level of the Index—directly or indirectly by affecting the price of the GLD Shares, the Options or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the Options—and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. It is possible that we, our affiliates or third parties with whom we transact could receive substantial returns with respect to these hedging activities while the value of your ETNs declines or becomes zero. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which may create an additional incentive to sell the ETNs to you.

We, our affiliates or third parties with whom we transact may also engage in trading in options or futures contracts relating to the Index or the GLD Shares, or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the Options, or instruments whose returns are linked to the Index or the Options, certain exchange-traded notes issued by UBS or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts relating to the Index for our or their proprietary accounts, for other accounts under our or their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities could adversely affect the level of the Index—directly or indirectly by affecting the price of the GLD Shares or the Options or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the Options—and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. We may also issue, and we, our affiliates or third parties with whom we transact may also issue or underwrite, other ETNs or financial or derivative instruments with returns linked to changes in the level of the Index or the GLD Shares or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the GLD Shares. By introducing competing products into the marketplace in this manner, we, our affiliates or third parties with whom we transact could adversely affect the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date.

We or our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the ETNs. Any such research, opinions or recommendations could affect the market prices of the GLD Shares or the Options, the level of the Index or the market value of the ETNs

We, our affiliates or third parties with whom we transact, the Calculation Agent and their affiliates may have published, and in the future may publish, research reports with respect to the GLD Shares and with respect to the Index. Any of these activities by us, our affiliates or third parties with whom we transact, the Calculation Agent or any of their affiliates may affect the levels of the Index and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, any such research reports should not be viewed as a recommendation or endorsement of the GLD Shares, the Index or the ETNs in any way, and investors must make their own independent investigation of the merits of this investment.

We or our affiliates may have economic interests adverse to those of the holders of the ETNs

As noted above, we, our affiliates or third parties with whom we transact, may engage in trading activities relating to the Index, the GLD Shares, the Options or listed or over-the-counter options, futures contracts, swaps or other instruments linked to the Index, certain exchange-traded notes issued by UBS or the GLD Shares. These trading activities may present a conflict between your interest in your ETNs and the interests we, our affiliates or third parties with whom we transact will have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their customers and in accounts under our or their management. These trading activities, if they influence the level of the Index, could be adverse to your interests as a beneficial owner of your ETNs.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. See “—We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time” above.

We and our affiliates also may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked or related to the performance of the Index or the Index Components. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the ETNs.

There are potential conflicts of interest between you and the Calculation Agent

CSi, UBS Securities, or another affiliate of ours will act as the Calculation Agent for the ETNs. As Calculation Agent, CSi or UBS Securities (or any other affiliate designated to act as the Calculation Agent) will make certain calculations and determinations that may impact the Closing Indicative Value of the ETNs. Among other things, the Calculation Agent is responsible for calculation of the arithmetic average of the Closing Indicative Values where applicable, the amount payable in respect of your ETNs at maturity, the Early Redemption Amount, the Accelerated Redemption Amount, determinations with respect to Market Disruption Events, splits and reverse splits of the ETNs, the replacement of the Index with a Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.

UBS is subject to Swiss Regulation

As a Swiss bank, UBS is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects UBS to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that UBS is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to write down or convert into equity debt instruments and other liabilities of UBS. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of UBS to make payments thereunder and you may not receive any amounts owed to you under the ETNs.

Risks Relating to Tax Consequences

The United States federal income tax treatment on the ETNs is uncertain and the terms of the ETNs require you to follow the treatment that we will adopt

The United States federal income tax consequences of an investment in your ETNs are uncertain, both as to the timing and character of any inclusion in income in respect of your ETNs. Some of these consequences are summarized below but you should read the more detailed discussion in “Material United States Federal Income Tax Considerations” in this pricing supplement, and also consult your tax advisor as to the tax consequences of investing in the ETNs.

By purchasing an ETN, you and we agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize such ETN for all United States federal income tax purposes as a pre-paid financial contract with respect to the Index. Under this characterization of the ETNs, you generally should recognize ordinary income upon receipt or accrual of the Coupon Amounts in accordance with your regular method of accounting, and, in addition, should recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for the ETNs.

Notwithstanding our agreement to treat the ETNs as a pre-paid financial contract with respect to the Index, the IRS could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, the IRS has issued a notice indicating that it and the Treasury are actively considering whether, among other issues, you should be required to accrue ordinary income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

THE INDEX

The Index is part of an index family originally developed by Credit Suisse called the “Formula-Linked OverWrite Strategy”. Each index within the family is designed to replicate a “covered call” strategy. In such a strategy, an investor holds a long position in an asset and writes (sells) call options on that same asset. The investor receives income from selling the options. In selling the call options, however, the investor forfeits the right to participate in the potential upside of the asset beyond the strike price of the call options during their term.

The Index is designed to track the return of a “covered call” strategy on the shares of the SPDR® Gold Trust (Bloomberg ticker symbol “GLD UP <Equity>“) by reflecting changes in the price of the GLD Shares and the notional option premiums received from the sale of monthly call options on the GLD Shares less the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy. The Notional Transaction Costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the GLD Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the GLD Shares on the date of such notional transactions and, which, on an annual basis, are expected to be approximately 0.84%. The actual cost will vary depending on the value of the GLD Shares on the date of such transactions. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in GLD Shares and sells a succession of notional, approximately one-month, call options on the GLD Shares with a strike price of approximately 103% of the price of the GLD Shares as observed on a particular day and expiring during the following month (the “Options” and together with the long position in GLD Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the GLD Shares. The long position in the GLD Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the GLD Shares).

This strategy is intended to provide exposure to gold through the notional positions in the GLD Shares and the Options that together seek to (i) generate periodic cash flows that a direct long-only ownership position in the GLD Shares would not, (ii) provide a limited offset to losses from downside market performance in the GLD Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the GLD Shares. The level of the Index on any day reflects the value of (i) the notional long position in the GLD Shares; (ii) the notional Option premium; and (iii) the notional short position in the Options then outstanding; net of the Notional Transaction Costs. The Index and, as a result, the ETNs will not participate in the potential upside of the GLD Shares beyond the applicable strike price of the relevant Options during the period in which such Options are held. There is no limit to the Index’s potential downside exposure to the performance of the GLD Shares.

For example, if the value of the GLD Shares is $100 on the Strike Observation Date, the Index will reflect a premium on the notional sale of a call option on the GLD Shares with a strike price of $103. The Index will receive a notional premium for the sale of the Options and will not participate in any increase in the price of the GLD Shares in excess of the strike price of the call option. Any decrease in the price of the GLD Shares will have an adverse effect on the level of the Index and the potential adverse effect is not limited.

The Index will reflect proceeds from selling the Options which will result in a monthly Distribution. The Index will never participate in the potential upside of the price of the GLD Shares beyond the strike price of approximately 103% of the price of the GLD Shares on the day that the strike price of the Options is selected. The strike price for each Option will be the lowest listed strike price that is above 103% of the price per GLD Share for that Index Rebalancing Period, as described below. The premiums generated from the notional sales of the Options will be subtracted monthly from a notional portfolio of the Index as a Distribution.

The Index was originally developed by Credit Suisse International and NASDAQ OMX, and began publication on October 19, 2012. The level of the Index (the “Index Value”) was set to equal 10,000 on the Index Base Date of June 3, 2008. The Index has no actual performance prior to the Index Inception Date of October 19, 2012. You should refer to “Risk Factors—Risks Relating to the Return on the ETNs—The Index has limited performance history and may perform in unexpected ways. Any historical and retrospectively calculated performance of the Index should not be taken as an indication of the future performance of the Index”.

The Index replicates notional positions in the Index Components described below. There is no actual portfolio of assets in which any investor in the Index has any ownership or other interest.

You should carefully review the “Risk Factors” for a discussion of important risks relating to the Index. This description of the Index is only a summary.

Call Options

General

Call options give the purchaser of the call option the right to buy an underlying asset, such as the GLD Shares, for a fixed price (the strike or exercise price) on a certain date (the expiration). The buyer of a call option is long the underlying asset at the strike price. Hypothetically, at expiration, if the price of the underlying asset is greater than the strike price, the option is “in the money” and the owner of the option would exercise it. If the price of the underlying asset is less than the strike price, the option would expire worthless and the owner does nothing (the option ends up “out of the money”).

The buyer of the call option must pay the seller (or the “writer”) for the option, and the seller of a call option has the obligation to deliver the underlying asset, such as the GLD Shares, for the strike price in the event that the options are exercised. The price a buyer of the call option must pay the seller is called the option “premium”. The premium of a call option depends on a number of factors. Generally, the following factors have historically contributed to relatively higher call premiums: the longer the time period until expiration; higher interest rates; and greater volatility in the underlying shares. By contrast, the following factors have historically contributed to relatively lower call premiums: a higher strike price relative to the then current underlying asset price; low interest rates; and higher dividends paid by the underlying asset. The seller of a call option can “close out” its obligation under the call option by repurchasing the call option prior to expiration. In the case of the Index, the Options are not held until expiration. Rather, the Options are notionally repurchased prior to expiration, resulting in a gain or loss depending upon the premium initially received.

Covered Calls

A covered call is a transaction in which the seller of call options owns the corresponding amount of the underlying asset, such as the GLD Shares. The long position in the underlying asset is said to provide the “cover” as the underlying asset can be delivered to the buyer of the call if the buyer decides to exercise its call option. Writing or selling a call option generates income in the form of the premium paid by the option buyer, and appreciation in the underlying asset will offset appreciation in the price of the options. However, the risk of ownership of the underlying asset is not eliminated. If the stock price declines by more than the premium received for the options, then the strategy will result in a loss.

Below is an illustration of the payoff of a covered call sold at a strike price higher than the current asset price (an “out-of-the-money” call).

If the price of the underlying asset ends up at or below the strike price, the return (compared to a long-only position in the underlying asset) is increased by the premium received. If the price of the underlying asset ends up above the strike price then the return is effectively capped at a price equivalent to the strike plus the premium received because appreciation of the underlying asset will result in appreciation in the value of the options.

An investor typically “writes a call” when he expects the price of the underlying instrument to stay below the call’s strike price. The writer (seller) of the call receives the premium up front. However, if the call buyer decides to exercise his option to buy, then the call writer has the obligation to sell the underlying instrument at the strike price. Covered call strategies are not appropriate for all market environments. In a consistently upward-trending market or in an extremely volatile market, a covered call strategy can underperform a long-only investment in the underlying shares because it will fail to capture all of the potential upside and can miss out on significant gains.

The Index Methodology

The reference options on the GLD Shares used to calculate the level of the Index have successive terms of approximately one month and are listed on the Chicago Board Options Exchange. The Index incorporates the value of the option premiums received from selling notional call options on the GLD Shares and makes a monthly distribution of such notional premiums. Each call option in the notional portfolio is automatically exercisable only at expiry and is notionally closed out by way of repurchase during each monthly roll period, subject to postponement in the event of a roll disruption event. On the last roll date of each roll period, the Distribution determined at the conclusion of the immediately preceding Index roll period is subtracted from the level of the Index.

Following the notional repurchase of the expiring call options, new strike call options of approximately 103% of the GLD Share price are deemed written or sold and included in the value of the Index during the roll period. The new call options will expire approximately one month after the date of sale. The dates on which an existing call option is repurchased and a new call option is sold are referred to as “Roll Dates” and the process of replacing the existing options with the new options is referred to as the “roll”. The strike price of each new call option is equal to the lowest listed strike price that is above 103% of the price per GLD Share, observed as the last GLD Share price at approximately 4:00 p.m. New York City time on the Index Calculation Day immediately preceding the first Roll Date of each month. For example, if the last price of the GLD Shares is $100, then a new strike price of $103 is selected for the new call option to be incorporated into the Index.

Each month, once the strike price for each new call option has been determined, each new call option is deemed sold at a price determined on the relevant Roll Date in the manner set forth below. The option premiums deemed received from each new call option are subtracted at the conclusion of the next monthly roll from the notional portfolio of the Index as a Distribution.

Daily Calculation of the Index

On any Index Calculation Day, the level of the Index is equal to the value of the long position in the GLD Shares plus the notional cash position accrued as a result of the hypothetical sale of Options during a roll period (as described below), reduced based on the value of the Options that are outstanding. During the roll period, this amount is reduced by the value of each of the Options that are outstanding multiplied by the corresponding hypothetical number of units that are outstanding after the roll has taken place, as described in “—The Index Rebalancing Period” below. The value of the Options is calculated as the “Option Mid Price”, which is the arithmetic average of the “Bid Price” and “Ask Price” described below. On any day that is not a Roll Date, the number of GLD Shares, the number of Expiring Options, the number of New Options, and the amount of cash in the Index will all remain constant.

The Index Rebalancing Period

The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days (each, a “Roll Date”) beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the “Expiry Date”, which is the date on which listed options with the same term and strike price as those currently included in the Index expire, generally the third Friday of each month (the “Listed Option Expiration Date”). If such day is not an Index Calculation Day, the Index Rebalancing Period will begin on the following Index Calculation Day. During the Index Rebalancing Period, the Options included in the Index immediately prior to the Index Rebalancing Period are referred to as the “Expiring Options”.

The Index will be rebalanced at the end of each Roll Date as set forth in the Index strategy diagram below in accordance with the following steps:

●First, based on the price of the GLD Shares on the Index Calculation Day preceding the first actual Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest strike price of the listed options that is above 103% of the price per GLD Share as of 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date.

●At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event of roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate GLD Shares in an amount sufficient to fund the notional repurchase.

●Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution.

Index Strategy: Monthly Covered Calls on GLD Shares

Expiring Options and New Options

An “Option Unit” is a hypothetical unit of the Option. At the end of each Roll Date, the Option currently held in the Index (“Expiring Option”) will be rolled into a new position (“New Option”) such that the total number of Option Units (that, when taken as a whole, constitute the notional short position in the Options) shall be equal to and opposite in sign (“short”) to that of the total amount of Share Units (“long”).

New Option Selection

The New Option position being opened will be deemed to have the following parameters:

●Maturity: The New Option shall mature on the Expiry Date during the month following the current Roll Date;

●Strike Price: The strike price shall be the strike price of the listed call option on the GLD Shares expiring during the month following the current Roll Date with the lowest listed strike that is above 103% of the price per GLD Share on the primary exchange (the “Reference Option”), observed as the last price at the Strike Observation Time on the Strike Observation Date for that month;

●Exercise: The New Option may only be exercised on its Expiry Date (European style);

●Settlement: The New Option shall be settled in cash; and

●Number: The number of Option Units will be calculated as described below.

Repurchase of Expiring Options

On each Roll Date, the Index will first repurchase a percentage of the Expiring Options that are included in the Index. The number of Expiring Option Units to be repurchased will equal 20% of the number of Expiring Options that were outstanding in the Index immediately prior to the Index Rebalancing Period, subject to adjustment as described in “Extraordinary Roll Dates” below. The cost of repurchasing the Expiring Option Units on a Roll Date is equal to the number of Expiring Option Units being repurchased on a Roll Date multiplied by the total cost associated with the repurchase of the Expiring Option Units. This total cost is equal to the price at which sellers of the Reference Options corresponding to the Expiring Options have indicated that they are willing to sell such options (the “Ask Price”), plus an adjustment equal to 0.0003 times the closing price of the GLD Shares on such date.

Sale of Share Units

In order to fund the repurchase of the Expiring Option Units, the Index must decrease the notional position in the number of hypothetical units of the GLD Shares in the Index (each, a “Share Unit”). The Index reduces the number of Share Units by calculating the number of Share Units that must be sold in order to repurchase the Expiring Option Units that are being repurchased on a given Roll Date. The number of Share Units that must be sold is equal to the price of repurchasing the Expiring Option Units on such Roll Date, divided by the notional proceeds from selling the GLD Shares, which is equal to 0.9999 (reflecting an adjustment equal to 0.01% of the price of the GLD Shares on such date) times the closing price of the GLD Shares on such Roll Date. This amount is subtracted from the number of Share Units included in the Index on the prior Index Calculation Day.

Sale of New Options

After the Share Units have been sold in order to repurchase the Expiring Options on the Roll Date, the Index determines the number of New Option Units to be sold so that the sum of the absolute value of the number of Expiring Option Units and the absolute value of the number of New Option Units at the end of the Roll Date will be equal to the absolute value of the number of GLD Shares at the end of the Roll Date. The Index then hypothetically sells that number of New Option Units.

When a New Option is hypothetically sold on a Roll Date, the notional proceeds generated from the sale of the New Option Units are added to the Index. The notional proceeds generated by such sale are equal to the number of New Option Units being sold on a Roll Date multiplied by the total amount of proceeds from the sale of the New Options. This amount is equal to the price at which purchasers of the Reference Options corresponding to the New Options have indicated that they are willing to purchase such options (the “Bid Price”), less an adjustment equal to 0.0003 times the closing price of the GLD Shares on such date, provided that if this amount would be less than zero, this amount will be deemed to be zero.

On the last day of an Index Rebalancing Period, the notional proceeds included in the Index in connection with the prior Index Rebalancing Period will be subtracted from the Index as a “Distribution”.

Rounding Convention

The Index Values will be rounded to six decimal places and all subsequent Index Values refer to the preceding rounded Index Value.

Adjustments

In the event that either a Bid Price is not available or an Ask Price is not available for the Option, an “Adjusted Bid Price” or “Adjusted Ask Price”, as relevant, will be calculated for the Option and will replace the Bid

Price or the Ask Price, as relevant, on such Roll Date. If a Bid Price is not available, the Adjusted Bid Price will be calculated to be equal to the Ask Price for the New Option on such date, less $0.05 (subject to a minimum price of zero). Likewise, if an Ask Price is not available, the Adjusted Ask Price will be calculated to be equal to the Bid Price for the Expiring Option on such date, plus $0.05. The Option Mid Price for that Option will then be calculated using these adjusted Option bid/ask prices as applicable.

In both cases, this number will be rounded to three digits after the decimal point. If neither a Bid Price nor an Ask Price is available for any Expiring Option or New Option on a given day, that day will not constitute an Index Calculation Day.

Roll Percentage and Disruptions

In the event that a General Disruption Event or an Index Component Disruption Event (each, as defined below and each an “Index Disruption Event”) occurs on a day that would otherwise constitute Roll Date, such day will be considered a “Disrupted Day” and will not constitute an Index Calculation Day or a Roll Date.

In the determination of the Index Calculation Agent, each of the following events is a “General Disruption Event”:

●a closure of the US dollar-denominated money markets, other than for ordinary public holidays, or a restriction or suspension in trading in these markets that would materially impact the determination arising in the construction or calculation of the Index Value; or

●the failure, suspension or postponement of any calculation within the Index in respect of any Index Calculation Day, any event resulting in a breakdown in any means of communication or a procedure normally used to enable the determination of the Index Value, any other event that the Index Calculation Agent determines is likely to prevent the prompt or accurate determination of the Index Value, or a conclusion by the Index Calculation Agent that as a consequence of any such event that the last reported Index Value should not be relied upon.

In the determination of the Index Calculation Agent, each of the following events is an “Index Component Disruption Event”:

●the occurrence or existence, in respect of any Index Component, of one of the following:

●any suspension of or limitation imposed on trading by the relevant Exchange or otherwise, and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise, relating to any Index Component; or

●any event that disrupts or impairs, as determined by the Index Sponsor, the ability of market participants in general to effect transactions in, or obtain market values for, any Index Component, including closure on any Exchange Business Day of the Exchange in respect of any Index Component before its scheduled closing time, unless such earlier closing time is announced by such Exchange at least one hour before the earlier of (i) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange system for execution at the scheduled closing time on such Exchange Business Day; or

●any failure to publish the value of an Index Component for any reason on a day when the value of such Index Component is due to be published; or

●any event that disrupts or impairs (as determined by the Index Calculation Agent) the ability of market participants to obtain market values for, any Index Component.

To mitigate the risk of trading large positions on a single day, the Index seeks to roll its monthly exposure gradually over the 5 Roll Dates in each month. However, the Index will attempt to close out of all Expiring Option Units prior to the Expiry Date. In the event that a series of Disrupted Days would reduce the number of scheduled Index Calculation Days remaining prior to the Expiry Date such that the roll period would be truncated, the Index will allocate the percentage of Expiring Option Units being repurchased so that such Expiring Option Units will be repurchased over the remaining scheduled Index Calculation Days prior to the Expiry Date.

Extraordinary Roll Dates

In the event that the number of Disrupted Days would prevent the Index from repurchasing all Expiring Options prior to the Expiry Date, the Index will liquidate all Expiring Options on the next Index Calculation Day (such day, an “Extraordinary Roll Date”). On any such Extraordinary Roll Date, an approximate cost of the Expiring Options will be calculated as set forth below, based on the type of Extraordinary Roll Date that has occurred (in each case, the “Extraordinary Option Ask Price”), and such Extraordinary Option Ask Price will be used as the Ask Price to calculate the cost associated with repurchasing such options. This Extraordinary Option Ask Price will likely increase the cost of repurchasing the Expiring Options and will therefore decrease the level of the Index. Additionally, because the Expiring Options may have expired prior to the Extraordinary Roll Date, the calculation of the Extraordinary Option Ask Price for such Expiring Options may be required to approximate the value of the Expiring Options using the value of the GLD Shares, as no Listed Ask Price will exist for Expiring Options that have expired.

If the Extraordinary Roll Date is the Expiry Date for the Expiring Option, the Extraordinary Option Ask Price will be equal to the Listed Ask Price plus an adjustment (the “Extraordinary Roll Adjustment”) that will increase the cost of repurchasing the Expiring Options.

The Extraordinary Roll Adjustment will be calculated as a function of the price of the GLD Shares relative to the strike price of the Expiring Options, and will be larger if the then-current price of the GLD Shares is near or above the Strike of the Expiring Options. On such date, the Extraordinary Roll Adjustment will equal the greater of (1) $0.05 or (2)(i) 0.0005 times (ii) the closing price of the GLD Shares if the closing price of the GLD Shares on the Extraordinary Roll Date is less than 98% of the strike price of the Expiring Options, and will equal the greater of (1) $0.15 or (2)(i) 0.0015 times (ii) the closing price of the GLD Shares if the closing price of the GLD Shares on the Extraordinary Roll Date is greater than or equal to 98% of the strike price of the Expiring Options.

If the Reference Options corresponding to the Expiring Options have expired, the Extraordinary Option Ask Price will attempt to account for both the intrinsic value of the Expiring Options on the last Index Calculation Day as well as any potential cost associated with the possible exercise of the Reference Options corresponding to the Expiring Options, which would have resulted in GLD Shares being called away under a covered call strategy and would require repurchase of such GLD Shares on the next Index Calculation Day. The intrinsic value of the Expiring Options on the last Index Calculation Day is represented by the amount by which the strike price of the Expiring Options exceeded the Share Closing Price on such Index Calculation Day, and the cost of any possible exercise of the Expiring Options will be calculated as the amount by which the volume-weighted average price (VWAP) of the GLD Shares on the Extraordinary Roll Date exceeds the strike price of the Expiring Options. The Extraordinary Option Ask Price will be the greater of these values, subject to a minimum of zero.

If an Exchange or any other relevant governing body extends the maturity for the Reference Options corresponding to the Expiring Options and the originally scheduled expiration of such Reference Options, resulting in such Reference Options remaining outstanding after the Listed Option Expiration Date, the intrinsic value of the Expiring Options will be calculated as of the Extraordinary Roll Date, as represented by the amount by which the strike price of the Expiring Options exceeds the Share Closing Price on the Extraordinary Roll Date; the Extraordinary Option Ask Price will otherwise be calculated as if the Expiring Options had expired, as set forth in the paragraph above.

General Index Terms

The “Exchange” refers to the Chicago Board Options Exchange (CBOE), the New York Stock Exchange (NYSE) or any other US exchange on which the GLD Shares or Options are traded.

An “Exchange Business Day” is a scheduled trading day on which the Exchange is open for trading during its regular trading session, notwithstanding any such Exchange closing before its scheduled closing time.

An “Index Calculation Day” is any Exchange Business Day on which a value for each Index Component is published. A value shall be considered to be published if either a “bid” or “ask” level is published for GLD Shares and Options on the relevant Exchange on such day. If any scheduled Index Calculation Day is a Disrupted Valuation Day, the Index Calculation Day shall be the following Index Calculation Day that is not a Disrupted Valuation Day, subject to the disrupted and extraordinary roll provisions described above.

The “Listed Ask Price” on any Index Calculation Day is the last price, rounded to two digits after the decimal point, at which the Reference Option corresponding to the Option in the Index was offered on that same date during regular market hours as reported by the relevant Exchange.

The “Listed Bid Price” on any Index Calculation Day is the last price, rounded to two digits after the decimal point, at which the Reference Option corresponding to the Option in the Index was bid on that same date during regular market hours as reported by the relevant Exchange.

The “Option Ask Price” on any Index Calculation Day is the ask price of the Option as of the close of that Index Calculation Day and will be calculated as follows:

●If the Listed Ask Price is available, Option Ask Price – Listed Ask Price

●If the Listed Ask Price is not available, Option Ask Price = Adjusted Ask Price

●This number will be rounded to three digits after the decimal point.

The “Option Bid Price” on any Index Calculation Day is the bid price of the Option as of the close of that Index Calculation Day and will be calculated as follows:

●If the Listed Bid Price is available, Option Bid Price = Listed Bid Price

●If the Listed Bid Price is not available, Option Bid Price = Adjusted Bid Price

●This number will be rounded to three digits after the decimal point.

The “Option Mid Price” on any Index Calculation Day is the mid price, rounded to three digits after the decimal point, of the Option as of the close of that Index Calculation Day and is equal to the arithmetic average of the Option Bid Price and Option Ask Price on such Index Calculation Day.

The “Share Closing Price” on any Index Calculation Day is the official closing price of the GLD Shares on that Index Calculation Day rounded to four digits after the decimal point.

The “Strike Observation Date” is the Index Calculation Day preceding the first actual Roll Date of each month.

The “Strike Observation Time” is 4:00 p.m. New York City time.

Index Sponsor and Index Calculation Agent

The Index is sponsored by the Index Sponsor and calculated by the Index Calculation Agent.

The Index Calculation Agent retains the right to delay publication of the Index Value if it reasonably believes there are circumstances that prevent the correct calculation of the Index.

The Index Value will be calculated by the Index Calculation Agent and published on Bloomberg page QGLDI <Index>. Calculation and publication of the Index Value in respect of each Index Calculation Day will take place at or shortly after 5:00 p.m. New York City time on each Index Calculation Day.

In the event that an Index Value published by the Index Calculation Agent is amended after it is initially published, but before the publication of the following Index Calculation Day’s Index Value, the amended Index Value will be considered the official fixing level and used in all applicable calculations. The Index may be replaced by a successor index.

The Index Sponsor may supplement, amend (in whole or in part), revise, rebalance or withdraw the Index.

Historical and Retrospectively Calculated Performance of the Index

The Closing Level of the Index was set to equal 10,000 as of June 3, 2008 (the “Index Base Date”) and publication of the Index began on October 19, 2012 (the “Index Inception Date”). The Index has no actual performance prior to October 19, 2012. Therefore, the Index has limited actual performance history. No actual investment in securities linked to the Index was possible prior to the initial publication of the Index. We obtained the closing levels below from Bloomberg, without independent verification.

The graph and tables below do not represent the actual return you should expect to receive on the ETNs. Retrospectively calculated and historical performance of the Index below does not give effect to the Daily Investor Fee that will be deducted in calculating the daily Early Redemption Amount of the ETNs, any Early Redemption Charge or other charges on the ETNs. The Daily Investor Fee and Early Redemption Charge will adversely affect your return on the ETNs. See “Risk Factors—Risks Relating to the Return on the ETNs—Your payment at maturity or upon early redemption or acceleration will be reduced by the fees and charges associated with the ETNs and the Index” in this pricing supplement. Retrospectively calculated and historical performance of the Index is not indicative of future performance of the Index or your investment in the ETNs. The ETNs do not guarantee any return of, or on, your investment. Any payment on the ETNs is subject to our ability to satisfy our obligations as they become due.

The graph below sets out the retrospectively calculated performance from June 3, 2008 to October 18, 2012 and the historical performance from October 19, 2012 to September 23, 2025 of the Index. The Closing Level of the Index on September 23, 2025 was 2,998.12. For comparison purposes, the graph below also includes the retrospectively calculated performance of the NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Total Return Index (the “TR Index”), which is published on Bloomberg under the ticker symbol “QGLDITR <Index>“.

The TR Index reinvests Distributions whereas the Index subtracts the Distribution from the Index, in each case on a monthly basis. Payment on the ETNs is linked to the Index and not the TR Index. Distributions on the ETNs are not cumulative and are not reinvested in the Index.

The Distributions represent notional premiums received from the notional sale of monthly call options on the GLD Shares pursuant to the Index methodology. The CBOE changed the monthly option expiry date for options expiring on or after February 15, 2015, from the Saturday following the third Friday of the month, to the third Friday of the month. The Index Sponsor changed the rules of the Index to maintain continuity of the monthly expiry date of the Options and the calculation of the Index Value. The changes are not expected to have a material effect on the value of the Index.

The table below shows the historical and retrospectively calculated annual returns of the Index and the TR Index from June 3, 2008 through September 23, 2025. Payment on the ETNs is linked to the Index and not the TR Index. Distributions on the ETNs are not cumulative and are not reinvested in the Index. The data in the table below consists of retrospectively calculated data for the period from June 3, 2008 until October 19, 2012 and actual historical data which is limited to the period from October 19, 2012 through September 23, 2025.

		Index (QGLDI)		TR Index (QGLDITR)
	Year	Ending Level	Annual Return	Ending Level	Annual Return
(Index Base Date: June 3, 2008)	2008	8,022.03		9,671.00
	2009	7,645.53	-4.69%	12,630.00	30.60%
	2010	8,294.68	8.499%	16,161.00	27.96%
	2011	7,078.44	-14.66%	16,191.00	0.19%
(Index Inception Date: October 19, 2012)	2012	6,680.50	-5.62%	17,477.00	7.94%
	2013	4,608.02	-31.02%	13,352.00	-23.60%
	2014	4,006.88	-13.05%	12,956.00	-2.97%
	2015	3,465.71	-13.51%	12,265.00	-5.33%
	2016	3,041.75	-12.23%	12,475.00	1.71%
	2017	3,085.85	1.45%	13,655.00	9.46%
	2018	2,936.22	-4.85%	13,695.00	0.29%
	2019	3,131.05	6.64%	15,715.00	14.75%
	2020	3,376.10	7.83%	19,490.00	24.02%
	2021	2,965.69	-12.16%	18,971.00	-2.66%
	2022	2,595.54	-12.48%	18,892.00	-0.42%
	2023	2,574.04	-0.83%	20,723.00	9.69%
	2024	2,738.07	6.37%	24,704.00	19.21%
(through September 23, 2025)	2025	2,998.12	9.50%	30,654.00	24.09%

The table below shows the historical and retrospectively calculated returns (both cumulative and annualized) of the Index and the TR Index from the Index Base Date of June 3, 2008 through September 23, 2025 and the actual historical returns (both cumulative and annualized) from the Index Inception Date of October 19, 2012 through September 23, 2025.

	Index (QGLDI)	TR Index (QGLDITR)
Cumulative Return from the Index Base Date (June 3, 2008)	-70.02%	206.54%
Annualized Return from the Index Base Date (June 3, 2008)	-6.72%	6.68%
Cumulative Return from the Index Inception Date (October 19, 2012)	-56.55%	73.27%
Annualized Return from the Index Inception Date (October 19, 2012)	-6.24%	4.34%

Historical and retrospectively calculated performance of the Index is not indicative of future results. Index information presented is as of September 23, 2025 and is furnished as a matter of information only. Historical and retrospectively calculated performance of the Index and the TR Index is not an indication of their future performance. Future performance of the Index and the TR Index may differ significantly from their historical and retrospectively calculated performance, either positively or negatively.

The SPDR® Gold Trust

All disclosures contained in this pricing supplement regarding the SPDR® Gold Trust, including, without limitation, its make up, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, World Gold Trust Services, LLC, the sponsor of the SPDR® Gold Trust. The SPDR® Gold Trust is an investment trust that seeks to reflect the performance of the price of gold bullion, less the expenses of the trust’s operations. The SPDR® Gold Trust may be discontinued at any time. Neither we nor the Index Sponsor accept any responsibility for the calculation, maintenance or publication of the SPDR® Gold Trust or any successor fund.

The SPDR® Gold Trust is an investment trust that seeks to reflect the performance of the price of gold bullion, less the expenses of the trust’s operations. The annual expense ratio of the SPDR® Gold Trust is currently 0.40%. The SPDR® Gold Trust trades under the ticker symbol “GLD” on the NYSE Arca. BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the SPDR® Gold Trust, World Gold Trust Services, LLC is the sponsor of the SPDR® Gold Trust and HSBC Bank plc is the custodian of the SPDR® Gold Trust.

Information provided to or filed with the SEC by SPDR® Gold Trust pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act can be located by reference to SEC file numbers 333-267520 and 001-32356, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the SPDR® Gold Trust, the SPDR® Gold Trust Prospectus, the trustee and the custodian, see the prospectus dated October 4, 2022. In addition, information about the SPDR® Gold Trust may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the public website of the SPDR® Gold Trust maintained by the sponsor at http://www.spdrgoldshares.com. Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Neither it nor other information found at this website or any other website referenced in this pricing supplement is incorporated by reference into this pricing supplement. We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources. Information contained in the SPDR® Gold Trust website is not incorporated by reference herein.

Investment Objective and Strategy

The investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the SPDR® Gold Trust’s expenses. The SPDR® Gold Trust seeks to mirror as closely as possible the price of gold bullion, before fees and expenses. The SPDR® Gold Trust holds gold bars and issues shares in exchange for deposits of gold and distributes gold in connection with the redemption of shares. The shares of the SPDR® Gold Trust, the “GLD Shares”, are intended to offer investors an opportunity to participate in the gold market through an investment in securities. The ownership of GLD Shares is intended to overcome certain barriers to entry in the gold market, such as the logistics of buying, storing and insuring gold.

The GLD Shares represent units of fractional undivided beneficial interest in and ownership of the SPDR® Gold Trust, the primary asset of which is allocated (or unsecured) gold. The SPDR® Gold Trust is not managed like a corporation or an active investment vehicle. The gold held by the SPDR® Gold Trust will only be sold: (1) on an as-needed basis to pay the SPDR® Gold Trust’s expenses, (2) in the event the SPDR® Gold Trust terminates and liquidates its assets, or (3) as otherwise required by law or regulation.

The SPDR® Gold Trust does not hold any derivative instruments, and its assets only consist of allocated gold bullion and, from time to time, (i) gold receivable, representing gold covered by contractually binding orders for the creation of GLD Shares where the gold has not yet been transferred to the SPDR® Gold Trust’s account and (ii) cash, which is used to pay expenses.

Creation and Redemption

The SPDR® Gold Trust creates and redeems the GLD Shares from time to time, but only in one or more baskets (a “Basket” equals a block of 100,000 shares). The creation and redemption of Baskets requires the delivery to the SPDR® Gold Trust or the distribution by the SPDR® Gold Trust of the amount of gold and any cash represented by the Baskets being created or redeemed, the amount of which is based on the combined net asset value of the number of GLD Shares included in the Baskets being created or redeemed. The initial amount of gold required for deposit with the SPDR® Gold Trust to create shares for the period from the formation of the SPDR® Gold Trust to the first day of trading of the shares on the NYSE was 10,000 ounces per Basket. The number of ounces of gold required to create a Basket or to be delivered upon the redemption of a Basket gradually decreases over time, due to the accrual of the SPDR® Gold Trust’s expenses and the sale of the SPDR® Gold Trust’s gold to pay the SPDR® Gold Trust’s expenses. Baskets may be created or redeemed only by authorized participants, who pay a transaction fee for each order to create or redeem Baskets and may sell the GLD Shares included in the Baskets they create to other investors.

Valuation of Gold; Computation of Net Asset Value

The trustee values the gold held by the SPDR® Gold Trust on the basis of the price of an ounce of gold as determined by the ICE Benchmark Administration Limited (“IBA”), a benchmark administrator, which provides an independently administered auction process as well as the overall administration and governance for the LBMA.

In determining the net asset value (“NAV”) of the SPDR® Gold Trust, the trustee values the gold held by the SPDR® Gold Trust on the basis of the price of an ounce of gold determined by the IBA 3:00 PM auction process (“LBMA Gold Price PM”), which is an electronic auction, with the imbalance calculated, and the price adjusted in rounds (30 seconds in duration). The auction runs twice daily at 10:30 AM and 3:00 PM London time. The trustee determines the NAV of the SPDR® Gold Trust on each day the NYSE Arca is open for regular trading, at the earlier of the LBMA Gold Price PM for the day or 12:00 PM New York time. If no LBMA Gold Price is made on a particular evaluation day or if the LBMA Gold Price has not been announced by 12:00 PM New York time on a particular evaluation day, the next most recent LBMA Gold Price (AM or PM) is used in the determination of the NAV of the SPDR® Gold Trust, unless the trustee, in consultation with the sponsor, determines that such a price is inappropriate to use as the basis for such determination.

Termination of the SPDR® Gold Trust

The sponsor may, and it is anticipated that the sponsor will, direct the trustee to terminate and liquidate the SPDR® Gold Trust when the NAV of the SPDR® Gold Trust is less than $350 million (as adjusted for inflation). The sponsor may also direct the trustee to terminate the SPDR® Gold Trust if the CFTC determines that the SPDR® Gold Trust is a commodity pool under the Commodity Exchange Act of 1936, as amended. The trustee may also terminate the Gold Trust upon the agreement of shareholders owning at least 66 2/3% of the outstanding GLD Shares.

The trustee will terminate and liquidate the SPDR® Gold Trust if any of the following events occur:

●The Depository Trust Company, the securities depository for the GLD Shares, is unwilling or unable to perform its functions under the SPDR® Gold Trust Indenture and no suitable replacement is available;

●The GLD Shares are de-listed from the NYSE Arca and are not listed for trading on another US national securities exchange or through the NASDAQ Stock Market within five (5) Business Days from the date the GLD Shares are de-listed;

●The NAV of the SPDR® Gold Trust remains less than $50 million for a period of 50 consecutive Business Days;

●The sponsor resigns or is unable to perform its duties or becomes bankrupt or insolvent and the trustee has not appointed a successor and has not itself agreed to act as sponsor;

●The trustee resigns or is removed and no successor trustee is appointed within 60 days;

●The custodian resigns and no successor custodian is appointed within 60 days;

●The sale of all of the SPDR® Gold Trust’s assets;

●The SPDR® Gold Trust fails to qualify for treatment, or ceases to be treated, for U.S. federal income tax purposes, as a grantor trust; or

●The maximum period for which the SPDR® Gold Trust is allowed to exist under New York law ends.

Upon the termination of the SPDR® Gold Trust, the trustee will, within a reasonable time after the termination of the SPDR® Gold Trust, sell the SPDR® Gold Trust’s gold bars and, after paying or making provision for the SPDR® Gold Trust’s liabilities, distribute the proceeds to the shareholders.

Historical Performance of the SPDR® Gold Trust

The following graph sets forth the historical performance of the SPDR® Gold Trust based on the closing price of one GLD Share from June 3, 2008 through September 23, 2025. The closing price of one GLD Share on September 23, 2025 was $346.46. We obtained the closing prices below from Bloomberg, without independent verification. The historical prices of the GLD Shares should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the GLD Shares.

Historical Performance of the SPDR® Gold Trust (GLD)

Disclaimer

“UBS” and the UBS logo are trademarks or service marks or registered trademarks or registered service marks of UBS AG or one of its affiliates.

“Nasdaq”, “NASDAQ OMX”, “NASDAQ Gold FLOWS™ 103 Index”, and “FLOWS™” is a trademark or service mark or registered trademark or service mark of Nasdaq, Inc. or its affiliates.

The Index is a product of the selection, coordination, arrangement, and editing of NASDAQ OMX. NASDAQ OMX calculates and maintains the Index and such efforts involve the considerable expenditure by NASDAQ OMX of time, effort, and judgment. While NASDAQ OMX will use reasonable efforts based on sources deemed reliable in calculating the Index, NASDAQ OMX DOES NOT GUARANTEE THE ACCURACY OR COMPLETENESS OF THE INDEX OR OF THE DATA USED TO CALCULATE THE INDEX OR DETERMINE THE INDEX COMPONENTS, OR THE UNINTERRUPTED OR UN-DELAYED CALCULATION OR DISSEMINATION OF THE INDEX. NASDAQ OMX DOES NOT GUARANTEE THAT THE INDEX ACCURATELY REFLECTS PAST, PRESENT, OR FUTURE MARKET PERFORMANCE. NASDAQ OMX SHALL HAVE NO LIABILITY FOR ANY ERRORS OR OMISSIONS IN CALCULATING THE INDEX.

The GLD Shares are neither interests in nor obligations of the sponsor, the trustee or State Street Global Advisors Funds Distributors, LLC, as the marketing agent. The ETNs are not sponsored, endorsed, sold, or promoted by the sponsor, the trustee or the marketing agent. The sponsor, the trustee or the marketing agent makes no representations or warranties to the owners of the ETNs or any member of the public regarding the advisability of investing in the ETNs. Neither the sponsor, the trustee nor the marketing agent has any obligation or liability in connection with the operation, marketing, trading or sale of the ETNs.

DESCRIPTION OF THE ETNS

The market value of the ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include, but are not limited to, the path and volatility of the Index; the prevailing market prices of options on the Index Components and other financial instruments related to the Index; the Daily Investor Fee; the Notional Transaction Costs; supply and demand for the ETNs, including inventory positions with any market maker; the volatility of the Index; prevailing rates of interest; the volatility of securities markets; economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price or forward volatility of commodities markets or options or futures contracts relating to the Index or the GLD Shares; the general interest rate environment; the perceived creditworthiness of UBS; supply and demand in the listed and over-the-counter commodity derivative markets; and supply and demand as well as hedging activities. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

The “Intraday Indicative Value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value of the ETNs at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).

At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero.

Neither the Intraday Indicative Value nor the Closing Indicative Value calculation is intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The Index Calculation Agent is responsible for computing and disseminating the ETN’s Indicative Values. Published levels of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the Intraday Indicative Value of your ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value or Closing Indicative Value.

The actual trading price of the ETNs at any time may vary significantly from the Indicative Value at such time. The trading price of the ETNs at any time is the price that you may be able to buy or sell your ETNs in the secondary market at such time, if one exists.

The trading price of the ETNs at any time is the price at which you may be able to buy or sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to buy or sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.

The closing price of the ETNs will be published on each Trading Day under the ticker symbol “GLDI”. Any premium or discount may be reduced or eliminated at any time. Paying a premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market place or your ETNs are redeemed by us (including pursuant to an acceleration at our option), in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

The ETNs may be redeemed or accelerated at any time, subject to the conditions described in this pricing supplement.

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, provide a Redemption Notice on any Business Day during the term of the ETNs beginning on January 29, 2013 through January 21, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) (for an anticipated January 24, 2033 Early Redemption Valuation Date and an anticipated Early Redemption Date of January 27, 2033 or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four (4) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs to UBS for redemption, you must offer at least the applicable Minimum Redemption Amount at one time for redemption on any Early Redemption Date.

In addition, we have the right to accelerate the ETNs in whole or in part at any time on any Business Day occurring on or after the Inception Date or upon the occurrence of certain events described herein. Upon an acceleration of all of the outstanding ETNs, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the ETNs or portions of the ETNs to be redeemed shall be selected, if the ETNs are in definitive form, by lot by the trustee, and for so long as the ETNs are held by DTC (or another depositary), the redemption of the ETNs shall be done in accordance with the policies and procedures of the depositary, which may be made on a pro rata pass-through distribution of principal basis. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof.

The last date on which UBS will redeem your ETNs at your option will be January 27, 2033 (or, if the maturity of the ETNs is extended, one scheduled Business Day prior to the scheduled Maturity Date, as extended). As such, you must offer your ETNs for redemption no later than January 21, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Split or Reverse Split of the ETNs

The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. For example, if the ETNs undergo a 1-for-4 reverse split, holders who own a number of ETNs on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value of the ETNs on a specified Trading Day following the announcement date.

A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the Current Principal Amount, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.

Credit Suisse implemented a 1-for-20 reverse split of the ETNs in accordance with the procedures described above. The reverse split became effective prior to the opening of trading on September 27, 2022.

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The ETNs are senior debt securities as described in the accompanying prospectus which also contains a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as amended, between UBS AG (as successor to Credit Suisse AG, formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to UBS on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon Amount

On each Coupon Payment Date, for each $400.00 stated principal amount of the ETNs, holders on the Coupon Record Date will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. The Coupon Amount will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. No Coupon Amount will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate the maturity of the ETNs.

The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the sale of the call options written on the GLD Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described herein.

The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to holders of the ETNs in the form of a Coupon Amount, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding Index Rebalancing Period as described below.

The Index Rebalancing Period refers to the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date of the relevant Options. The Index will be rebalanced at the end of each Roll Date in accordance with the following steps:

●First, on the Index Calculation Day preceding the first Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest listed strike price that is above 103% of the price per GLD Share as of 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date.

●At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event of roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate GLD Shares in an amount sufficient to fund the notional repurchase.

●Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution and paid to holders of the ETNs in the form of the Coupon Amount.

An Index Distribution Date will be the date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.

The Coupon Amount is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and therefore the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by the Index Components. When the Distribution is deducted from the Index on the Index Distribution Date, the Coupon Amount will be added to the Closing Indicative Value and the Intraday Indicative Value of the ETNs. At the market opening on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the Coupon Amount, meaning that the Coupon Amount will no longer be included in the Closing Indicative Value or the Intraday Indicative Value of the ETNs. For a holder to receive the upcoming Coupon Amount, the holder must own the ETNs on the Coupon Record Date.

The “Ex-Coupon Date”, with respect to each Coupon Amount, will be the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount.

Denomination

Prior to September 27, 2022, the denomination and stated principal amount of each ETN was $20.00. Credit Suisse implemented a 1-for-20 reverse split of the ETNs, effective September 27, 2022. As of October 1, 2025, the denomination and stated principal amount of each ETN is $400.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time.

Payment at Maturity

If you hold your ETNs to maturity, you will be entitled to receive a cash payment on February 2, 2033 (the “Maturity Date”) (or, if the maturity of the ETNs is extended, on the scheduled Maturity Date, as extended). Your Payment at Maturity will be equal to the “Final Indicative Value”, which will be the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). We refer to the amount of such payment as the “Maturity Redemption Amount”. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date.

The “Valuation Date” is January 28, 2033 or, if such date is not a Trading Day, the next following Trading Day (the “Final Valuation Date”), any Early Redemption Valuation Date, any Accelerated Valuation Date and any Trading Day in the Accelerated Valuation Period. The Final Valuation Date is subject to extension as described below and postponement as a result of a Market Disruption Event as discussed under “—Market Disruption Events”. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.

The scheduled Maturity Date is initially February 2, 2033, but may be extended at our option for up to two (2) additional five-year periods. We may only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.

The Closing Indicative Value on the Inception Date was $20.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time. See “Description of the ETNs”. The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. Since September 27, 2022, the Closing Indicative Value has been expressed in an amount per denomination and stated principal amount of $400.00 based on the split-adjusted Current Principal Amount. If the ETNs undergo a subsequent split or reverse split, the Closing Indicative Value (including the Current Principal Amount) of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Such adjustment may adversely affect the trading price and liquidity of the ETNs. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—Risks Relating to the Return on the ETNs—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment”.

The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $20.00. The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Current Principal Amount on September 27, 2022, the Current Principal Amount on

September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above. Since September 27, 2022, the Current Principal Amount has been expressed in an amount per denomination and stated principal amount of $400.00.

A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.

An “Index Business Day” is a day on which the level of the Index is calculated and published.

With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on any markets on which such Index Component is traded.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and NASDAQ.

The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.

On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee Rate divided by (b) 365. The “Investor Fee Rate” will be equal to 0.65%. The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Daily Investor Fee on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above.

The ETNs do not guarantee any return of your investment. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of early redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your investment. See “Hypothetical Examples” and “Risk Factors—Risks Relating to the Return on the ETNs—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The “Closing Level” of the Index on any Trading Day will be the Closing Level published on Bloomberg under the ticker symbol “QGLDI <Index>“ or any successor page on Bloomberg or any successor service, as applicable; provided that in the event a Market Disruption Event exists on a Valuation Date (as defined below), the Calculation Agent will determine the Closing Level of the Index, if necessary.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your Payment at Maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until January 21, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading

Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to UBS. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “—Procedures for Early Redemption”.

You must offer for redemption at least 10,000 ETNs or an integral multiple of 10,000 ETNs in excess thereof at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a subsequent split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

When you submit your ETNs for redemption in accordance with the redemption procedures described below under “—Procedures for Early Redemption,” your ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Charge” per ETN will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.

Procedures for Early Redemption

If you wish to offer your ETNs to UBS for redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

●Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to UBS via email or other electronic delivery as requested by UBS. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If UBS receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, UBS will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. UBS or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;

●Notwithstanding the foregoing, UBS may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by UBS that a written indication of an offer for early redemption has otherwise been accepted by UBS. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by UBS;

●Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and

●Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If UBS does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and UBS will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which UBS receives a valid confirmation in accordance with the procedures described above will be irrevocable after UBS confirms your offer for early redemption.

Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, you will not know the applicable Early Redemption Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

Acceleration at Our Option or Upon an Acceleration Event

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event Acceleration”). Upon an acceleration of all of the outstanding ETNs, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the ETNs or portions of the ETNs to be redeemed shall be selected, if the ETNs are in definitive form, by lot by the trustee, and for so long as the ETNs are held by DTC (or another depositary), the redemption of the ETNs shall be done in accordance with the policies and procedures of the depositary, which may be made on a pro rata pass-through distribution of principal basis. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof. We will provide at least five (5) Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part, relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not a Trading Day, the next following Trading Day). In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first

Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

An “Acceleration Event” means:

(a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for the Issuer or its affiliates to hold, acquire or dispose of options or futures contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or the Calculation Agent;

(b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for the Issuer or its affiliates to hold, acquire or dispose of options or futures contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index or the futures contracts relating to the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or the Calculation Agent;

(c) any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for the Issuer or its affiliates to hold, acquire or dispose of options contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or the Calculation Agent;

(d) any event, as determined by us or the Calculation Agent that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset;

(e) if at any point, the Intraday Indicative Value is equal to or less than five percent (5%) of the prior day’s Closing Indicative Value of such ETNs; or

(f) as determined by the Calculation Agent, the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.

“Primary Exchange” means the primary exchange on which options or futures contracts relating to the Index or the GLD Shares are traded, as determined by the Calculation Agent, which is initially the Chicago Board Options Exchange (CBOE).

“Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) for the overall market for futures or options contracts relating to the Index or the GLD Shares.

Market Disruption Events

The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to any Index Component and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

A “Market Disruption Event” is:

(a) the occurrence or existence of a suspension, absence or material limitation of trading of the Index Components on the relevant exchange for such Index Component for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b) a breakdown or failure in the price and trade reporting systems of the relevant exchange for any Index Component, as a result of which the reported trading prices for the Index Component during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c) the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to any Index Component for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market;

(d) a decision to permanently discontinue trading in those related futures or options contracts; or

(e) failure of the Index Calculation Agent to publish the level of the Index, including as a result of any disruption of the Index Components;

in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Component or any instrument related to the Index Component or to adjust or unwind all or a material portion of any hedge position in the Index Component with respect to the ETNs.

For the purpose of determining whether a market disruption event in respect of an Index Component has occurred:

(a) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such Index Component or the primary related exchange or market for trading in futures or options contracts related to such Index Component;

(b) limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c) a suspension of trading in futures or options contracts related to such Index Component by the primary related exchange or market for trading in such contracts, if available, by reason of:

(i) a price change exceeding limits set by such exchange or market;

(ii) an imbalance of orders relating to such contracts; or

(iii) a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Index Component; and

(d) a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such Index Component are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the Calculation Agent in its sole discretion.

If the Calculation Agent determines that a Market Disruption Event occurs or is continuing on any Valuation Date, that Valuation Date will be postponed until the first Trading Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is continuing for each of the five (5) Trading Days following the applicable scheduled Valuation Date. In that case, the fifth Trading Day following the applicable scheduled Valuation Date shall be deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption Event occurred or was continuing on such Trading Day, and the Calculation Agent will determine the applicable Closing Indicative Value using an appropriate Closing Level of the Index on that deemed Valuation Date taking into account the nature and duration of such Market Disruption Event. If any Valuation Date in the Accelerated Valuation Period or Final Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated Valuation Period or Final Valuation Period will be postponed by the same number of Trading Days. In addition, if the Final Valuation Date, the Early Redemption Valuation Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed.

Default Amount on Acceleration

For the purpose of determining whether the holders of our senior debt securities, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the stated principal amount of that ETN. Although the terms of the ETNs may differ from those of the other senior debt securities, holders of specified percentages in stated principal amount of all senior debt securities, together in some cases with other series of our debt securities, will be able to take action affecting all the senior debt securities, including the ETNs. This action may involve changing some of the terms that apply to the senior debt securities, accelerating the maturity of the senior debt securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the accompanying prospectus) with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by the Calculation Agent, and will equal, for each ETN that you then hold, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price. The maximum number of ETNs linked to the Index that we will issue under this pricing supplement is set forth on the cover of this pricing supplement. However, we have no obligation to issue up to this number or any specific number of ETNs and, in our sole discretion, may issue ETNs in excess of this number. Any further issuances of ETNs will have the same CUSIP number and will trade interchangeably with the offered ETNs. Any further issuances will increase the outstanding number of the ETNs.

Any additional ETNs will be consolidated and form a single series with the ETNs. We have no obligation to take your interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the Closing Level of the Index applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

We may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase the ETNs on its agreeing to purchase exchange-traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the trading price and liquidity of the ETNs in the secondary market.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”) and the Coupon Amount, as applicable, by reference to the Successor Index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the GLD Shares or the Options, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

CSi, UBS Securities, or another affiliate of ours that is acting as the Calculation Agent, will, in its reasonable discretion, make certain calculations and determinations that may impact the Closing Indicative Value of the ETNs, including determination of the arithmetic average of the Closing Indicative Values where applicable, a split or reverse split of the ETNs, calculation of default amounts, Market Disruption Events, any Successor Index, Business Days and Trading Days, the Current Principal Amount, the Daily Investor Fee amount, the Daily Index Factor, the Coupon Amount, the Closing Level of the Index on any Trading Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of your ETNs at maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein. In addition, the Calculation Agent may modify the Index or adjust the method of its calculation if it determines that the publication of the Index is discontinued and there is no Successor Index or in the case of a Market Disruption Event.

We and our affiliates will have the ability to make determinations with respect to reduction of the Minimum Redemption Amount, certain Acceleration Events, calculation of default amounts and whether a Market Disruption Event has occurred. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agent.

Although the Calculation Agent obtains information for inclusion in or for use in calculations related to the ETNs from sources that the Calculation Agent considers reliable, neither the Calculation Agent nor any other party guarantees the accuracy and/or the completeness of the Index or any data included therein or any calculations made with respect to the ETNs. Without limiting any of the foregoing, in no event shall the Calculation Agent or any other party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

If the Calculation Agent ceases to perform its role as described in this pricing supplement, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs.

We may appoint a different Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

Role of the Index Calculation Agent

The Index Sponsor has appointed NASDAQ OMX as an Index Calculation Agent. The Index Calculation Agent has the sole responsibility to calculate and disseminate the Closing Indicative Value and the Intraday Indicative Value of the ETNs. See “Description of the ETNs” for more information. The Index Sponsor may appoint a different Index Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the option contracts relating to the Index or the GLD Shares, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index Components to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the Index, there can be no assurance that the level of the Index will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, futures contracts, swaps, or other derivative or synthetic instruments relating to the Index or other instruments linked to the Index or options or futures contracts relating to the Index or the GLD Shares. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the GLD Shares. Any of these hedging activities may adversely affect the level of the Index — directly or indirectly by affecting the price of the GLD Shares, the Options or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the Options — and therefore, the market value of your ETNs and the Coupon Amount or amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity or trading activities discussed above during the term of the ETNs (including on the applicable Valuation Date) may adversely affect the level of the Index and, as a consequence, the market value of the ETNs and the Coupon Amount or amount payable at maturity, or payment upon early redemption or acceleration. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material United States federal income tax consequences of owning and disposing of ETNs that may be relevant to holders of ETNs that acquire their ETNs from us as part of the original issuance of the ETNs. This discussion applies only to holders that hold their ETNs as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

●a financial institution,

●a regulated investment company,

●a tax-exempt organization,

●a grantor trust,

●a U.S. expatriate,

●an insurance company,

●a dealer or trader in securities or foreign currencies,

●a person (including traders in securities) using a mark-to-market method of accounting,

●a person who holds ETNs as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction,

●a U.S. Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or

●an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax, are not addressed herein. No ruling from the IRS has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of ETNs, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of ETNs, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the ETNs

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your ETNs. In the opinion of our counsel, Sullivan & Cromwell LLP, for U.S. federal income tax purposes your ETNs should be treated as a prepaid financial contract with respect to the Index. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the ETNs, you, agree to treat your ETNs for all United States federal income tax purposes in accordance with such characterization. In light of the fact that we agree to treat the ETNs as a prepaid financial contract, the balance of this discussion (except when discussing possible alternative treatments) assumes that the ETNs will be so treated.

You should be aware that the characterization of the ETNs as described above is not certain, and the opinion of our counsel, Sullivan & Cromwell LLP, is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your ETNs in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the ETNs constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your ETNs. If the ETNs were to be treated as contingent payment debt instruments, you would be required to include in income on an economic accrual basis over the term of the ETNs an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ETNs, or the comparable yield. The characterization of ETNs as contingent payment debt instruments under these rules is likely to be adverse. You should consult your tax advisor regarding the possible tax consequences of characterization of the ETNs as contingent payment debt instruments or short-term debt obligations.

It is also possible that the IRS would seek to characterize your ETNs as Code Section 1256 contracts. In such case, the ETNs would be marked to market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss.

Additionally, it is possible that the IRS could seek to tax the ETNs by reference to your deemed ownership of the underlying GLD Shares and writing covered calls on such shares. Under this treatment, the IRS could assert that you should be treated as if you had sold at least a portion of the GLD Shares you are deemed to own through the Index each time a call option that is included in the Index is deemed exercised. Moreover, under this alternative treatment, it is possible that you could be subject to the “straddle” rules of Section 1092 of the Code, with respect to your ownership of the ETNs. The “straddle” rules could cause all or a portion of the gain you recognize with respect to the ETNs to be short-term capital gain regardless of how long you held the ETNs and require you to capitalize, rather than deduct, any interest or carrying charges you incurred to hold the ETNs. Accordingly, you should consult your tax advisor about the possibility that the “straddle” rules could apply to the ETNs. In addition, under this treatment, you could be required to treat the Daily Investor Fee as amounts of expense that would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors. Such amounts would correspondingly increase the capital gain (or decrease the capital loss) that you recognize in respect of your Securities.

Even if the IRS does not treat the ETNs as representing deemed ownership of the underlying GLD Shares, it is possible that the IRS could assert that you should be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted. The IRS could also assert that any gain or loss that you recognize upon the redemption or maturity of the ETNs should be treated as ordinary gain or loss.

We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the ETNs for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your ETNs for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of ETNs that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds ETNs, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding ETNs, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the ETNs.

Although the matter is not entirely clear, you should recognize ordinary income upon receipt or accrual of the Coupon Amounts in accordance with your regular method of accounting for tax purposes. Upon the sale, redemption or other taxable disposition of an ETN, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, redemption or other taxable disposition and the U.S. Holder’s tax basis in the ETN (generally its cost). Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the ETN for more than one year at the time of disposition. The deductibility of capital losses is subject to certain limitations. It is possible, however, that the IRS could assert that gain with respect to the ETNs held for more than one year should be treated as “collectibles gain,” the maximum tax rate on which is greater than the maximum tax rate on long term capital gains. In addition, it is possible that the IRS could assert that any accrued but unpaid Coupon Amounts at the time of a sale, redemption or other taxable disposition of an ETN is taxable as ordinary income and the amount of gain or loss is adjusted accordingly. The taxation of accrued but unpaid Coupon Amounts upon a sale, redemption, or other taxable disposition of an ETN is uncertain, and U.S. Holders should consult with their tax advisors regarding the tax consequences of such a transaction.

U.S. Holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income earlier than would be the case under the general tax rules described above, although the precise application of this rule is unclear at this time. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this law to their particular situation.

Non-U.S. Holders Generally

In the case of a holder of the ETNs that is not a U.S. Holder (a “Non-U.S. Holder”), we believe and intend to take the position that the Coupon Amounts should not be subject to United States withholding tax. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. In addition, if a Coupon Amount is treated as effectively connected with a U.S. trade or business of the Non-U.S. Holder, such Non-U.S. Holder will be subject to United States federal income tax with respect to the Coupon Amount, in the same manner as if it were a U.S. Holder. Any gain realized upon the sale or other disposition of the ETNs by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected Coupon Amounts or gains described above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the ETNs should refer to the discussion above relating to U.S. Holders.

If you are, or hold your ETNs through a foreign financial institution or foreign entity, or you otherwise fail to comply with information reporting and certification requirements necessary for an applicable withholding agent to determine your status for purposes of the provisions of the Hiring Incentives to Restore Employment Act (the “Act”) commonly referred to as “FATCA,” a portion of any of the payments made to you that are withholdable payments (as defined in FATCA and applicable Treasury regulations) may be subject to 30% withholding. We are not required to pay any additional amounts if withholding is required under the Act or otherwise.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The ETNs may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the ETNs at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the ETNs at death.

Unrelated Business Taxable Income

A U.S. Holder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the ETNs constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the ETNs should not constitute UBTI to a U.S. Holder that is a tax-exempt organization unless such U.S. Holder is treated as having incurred “debt-financing” in respect of its acquisition or ownership of the ETNs.

IRS Notices and Proposed Legislation on Certain Financial Transactions

The IRS and the Treasury have stated that they are considering whether holders of instruments such as the ETNs should be required to accrue income during the term of the ETNs, and solicited comments from taxpayers regarding other tax aspects of holding instruments like the ETNs. Additionally, members of Congress have from time-to-time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark-to-market affected financial instruments (potentially including the ETNs). These or other potential changes in law, regulations or other guidance could adversely affect the tax treatment of the ETNs and may be applied with retroactive effect. You are urged to consult your tax advisor regarding how any such potential changes in law, regulation or guidance could affect you.

Information Reporting Regarding Specified Foreign Financial Assets

The Act and final regulations generally require individual U.S. Holders (“specified individuals”) with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report. The Act further requires that, to the extent provided in regulations, the filing requirements described above shall also apply to certain domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets (“specified domestic entities”).

Pursuant to final regulations, subject to certain exceptions, a domestic corporation or domestic partnership is a specified domestic entity for any taxable year if it is closely held (within the meaning of the regulations) by a specified individual and at least 50 percent of the corporation’s or partnership’s gross income for the taxable year is passive income or at least 50 percent of the assets held by the corporation or partnership for the taxable year are assets that produce or are held for the production of passive income. Subject to certain exceptions, a domestic trust is a specified domestic entity if the trust has one or more specified persons (within the meaning of the regulations) as a current beneficiary.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder or a specified domestic entity. Penalties apply to any failure to file IRS Form 8938. In the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding

A holder of the ETNs (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The agent for this offering, UBS Securities, is our affiliate. ETNs may be issued and sold from time to time at a price that is higher or lower than the stated principal amount based on the Indicative Value of the ETNs at that time, through UBS Securities, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the issue price to the public of the ETNs we issue and sell after the Inception Date, less any commissions paid to UBS Securities or any other agent.

We may also sell ETNs to UBS Securities for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. We may issue and sell additional ETNs solely to authorized market makers, other market participants or investors and we may condition our acceptance of an offer to purchase any series of the ETNs on such market maker’s, such market participant’s or investor’s agreement to purchase certain exchange-traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy. If these activities are commenced, they may be discontinued at any time.

We may deliver ETNs against payment therefor on a date that is greater than one (1) Business Day following the date of sale of any ETNs. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one (1) Business Day, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than one (1) Business Day after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

UBS Securities and any other agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

In addition, we may from time to time purchase outstanding ETNs in the open market, in connection with early redemptions or in other transactions, and we may use this pricing supplement together with the accompanying prospectus in connection with resales of some or all of the purchased ETNs in the secondary market. Broker-dealers, including our affiliates, may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This pricing supplement will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

UBS Securities or another FINRA member will provide certain services relating to the distribution of the ETNs and may be paid a fee for its services equal to all, or a portion of, the Daily Investor Fee. UBS Securities may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Daily Investor Fee paid to UBS Securities or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although UBS Securities will not receive any discounts in connection with such sales, UBS Securities is expected to charge normal commissions for the purchase of any such ETNs. Any distribution of the ETNs in which UBS Securities or our other U.S.-registered broker-dealer subsidiaries or affiliates participate will conform to the requirements of FINRA Rule 5121. UBS Securities will act as our agent in connection with any redemptions at the investor’s option and will charge investors an Early Redemption Charge of 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date for each ETN redeemed at the investor’s option. The amount of the fees paid in connection with the ETNs that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the ETNs.

No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the securities or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent.

Selling Restrictions

European Economic Area

The ETNs are not intended to be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the ETNs or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the ETNs or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The ETNs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the U.K. Prospectus Regulation. Consequently, no key information document required by the U.K. PRIIPs Regulation for offering or selling the ETNs or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the ETNs or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

Switzerland

Each underwriter, dealer or agent will represent and agree that:

i. the ETNs may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act of June 15, 2018, as amended (the “FinSA”) and will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

ii. neither this pricing supplement nor the accompanying prospectus nor any other offering or marketing material relating to any ETNs (A) constitutes a prospectus as such term is understood pursuant to the FinSA or (B) has been or will be filed with or approved by a review body pursuant to article 52 of the FinSA;

iii. neither this pricing supplement nor the accompanying prospectus nor any other offering or marketing material relating to any ETNs may be publicly distributed or otherwise made publicly available in Switzerland; and

iv. ETNs with a derivative character within the meaning of article 86(2) of the Swiss Financial Services Ordinance of November 6, 2019, as amended, may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland, unless a key information document

(Basisinformationsblatt) pursuant to article 58(1) FinSA (or any equivalent document under the FinSA) has been prepared in relation to such ETNs.

The ETNs do not constitute participations in a collective investment scheme within the meaning of the Swiss Federal Act on Collective Investment Schemes of June 23, 2006 (as amended, the “CISA”). Therefore, the ETNs are not subject to the approval of, or supervision by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and investors in the ETNs will not benefit from protection under the CISA or supervision by FINMA.

France

Neither this pricing supplement (including any amendment, supplement or replacement thereto) nor any of the offering material relating to the offering of the ETNs has been submitted to the clearance procedures or approved by the French Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the French Autorité des marchés financiers by UBS AG and each underwriter, dealer or agent will represent and agree that it has not offered or sold and will not offer or sell, directly or indirectly, the ETNs to the public in France, and has not released, issued, distributed or caused to be released, issued or distributed and will not release, issue, distribute or cause to be released, issued or distributed, to the public in France this pricing supplement or any other offering material relating to the ETNs, and that such offers, sales and distributions have been and shall only be made in France:

i. to qualified investors (investisseurs qualifiés), other than individuals, and/or to a restricted circle of investors (cercle restreint d’investisseurs), other than individuals, in each case investing for their own account, all as defined in, and in accordance with articles L. 411-2, D. 411-1, D. 411-4, D. 734-1, D. 744-1, D. 754.1 and D. 764-1 of the French Code monétaire et financier;

ii. to investment services providers authorized to engage in portfolio management on behalf of third parties (personnes fournissant le service de gestion de portefeuille pour compte de tiers); or

iii. in a transaction that, in accordance with article L. 411-2-I or I bis of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés Financiers, does not constitute a public offer.

The direct or indirect distribution to the public in France of any so acquired ETNs may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code monétaire et financier and applicable regulations thereunder.

Japan

The ETNs have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 as amended, the “Financial Instruments and Exchange Act”). Each underwriter, dealer or agent will represent and agree that it has not offered or sold, and will not offer or sell any ETNs, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

No underwriter, dealer or agent has offered or sold nor will any underwriter, dealer or agent offer or sell in Hong Kong, by means of any document, any ETNs (except for ETNs that are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”)), other than (i) to “professional investors” as defined in the SFO and any rules made thereunder, or (ii) in circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous

Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or (iii) in other circumstances that do not constitute an offer to the public within the meaning of the C(WUMP)O; and it has not issued or had in its possession for the purpose of issue, and will not issue or have in its possession for the purpose of issue (in each case whether in Hong Kong or elsewhere), any advertisement, invitation or document relating to the ETNs, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the ETNs that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

Each underwriter, dealer or agent will be required to acknowledge that this pricing supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter, dealer or agent will be required to represent and agree, that it has not offered or sold any ETNs or caused any ETNs to be made the subject of an invitation for subscription or purchase and will not offer or sell any ETNs or cause the ETNs to be made the subject of an invitation for subscription or purchase, and that it has not circulated or distributed, nor will it circulate or distribute, this pricing supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ETNs, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore (as modified or amended from time to time, the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

People’s Republic of China

Neither it nor any of its affiliates has offered, sold or delivered or will offer, sell or deliver any of the ETNs (or beneficial interest therein) to any person for reoffering or resale, or redelivery, in any such case, directly or indirectly, in the People’s Republic of China (for such purposes, not including Hong Kong, Macau Special Administrative Region and Taiwan, the “PRC”) or to residents of the PRC in contravention of any applicable laws.

Korea

The ETNs have not been and will not be registered for public offering under the Financial Investment Services and Capital Markets Act of Korea (FSCMA). Accordingly, each underwriter, dealer or agent will represent and agree that (i) the ETNs shall not be offered to 50 or more residents in Korea (as defined in the Foreign Exchange Transactions Law of Korea (“FETL”) and its Enforcement Decree), and (ii) the number of ETNs (where, for this purpose, the minimum specified denomination of the ETNs shall constitute one note) offered in Korea or to a resident in Korea shall be less than 50. Furthermore, the ETNs shall not be divided or redenominated within one year from the issuance of the ETNs. Except for the ETNs offered in Korea or to a resident in Korea in accordance with the aforementioned restriction, none of the ETNs may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea within 1 year from the issuance of the ETNs, except pursuant to the applicable laws and regulations of Korea. Furthermore, the purchaser of the ETNs shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the ETNs.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia (the “Corporations Act”)) in relation to the ETNs has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”) or the Australian securities exchange operated by ASX Limited.

Each underwriter, dealer and agent will, severally and not jointly, represent and agree that it:

1) has not offered, and will not offer for issue or sale and has not invited, and will not invite applications for issue, or offers to purchase, the ETNs in Australia (including an offer or invitation that is received by a person in Australia); and

2) has not distributed or published, and will not distribute or publish, any draft, preliminary or definitive prospectus, supplement, advertisement or any other offering material relating to the ETNs in Australia, unless:

1) the aggregate consideration payable by each offeree or invitee is at least A$500,000 (or its equivalent in other currencies but, in either case, disregarding moneys lent by the offeror or its associates);

2) the offer or invitation otherwise does not require disclosure to investors under Parts 6D.2 or 7.9 of the Corporations Act;

3) the offer does not constitute an offer to a “retail client” for the purposes of section 761G of the Corporations Act;

4) such action complies with all applicable laws, regulations and directives (including, without limitation, the licensing requirements of Chapter 7 of the Corporations Act); and

5) such action does not require any document to be lodged with ASIC or ASX or any other authority.

Section 708(19) of the Corporations Act provides that an offer of debentures for issue or sale does not need disclosure to investors under Part 6D.2 of the Corporations Act if the issuer is an Australian ADI (as defined in the Corporations Act). As at the date of this pricing supplement UBS AG is an Australian ADI.

Canada

Any distribution of the ETNs in Canada will be made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in any province where distributions of the ETNs are made. Any offering in Canada will be done by way of a separate Canadian offering document that will be attached to and incorporate any applicable pricing supplement.

Mexico

The ETNs have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores (the “CNBV”), and may not be offered or sold publicly, or otherwise be the subject of brokerage activities, in Mexico, except pursuant to the exemptions set forth under the Mexican Securities Market Law (Ley del Mercado de Valores). The information relating to the ETNs contained in this pricing supplement is exclusively the responsibility of UBS AG and has not been filed, reviewed or authorized by the CNBV. In making an investment decision, all investors, including any Mexican investors who may acquire ETNs from time to time, must rely on their own review and examination of the information contained in this pricing supplement.

Guernsey

The ETNs may not be offered or sold to or be held by any person resident for the purposes of the Income Tax (Guernsey) Law 1975 in the Islands of Guernsey, Alderney or Herm, Channel Islands.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of investment by any such employee benefit plan, plan or arrangement therein (we refer to each entity enumerated in the foregoing paragraphs (a) – (c) as a “Plan”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (each, a “Non-ERISA Arrangement”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the ETNs with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available by statute or under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including UBS Securities and the Calculation Agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase and hold the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the Issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of the ETNs, and each fiduciary who causes any entity to purchase or hold the ETNs, shall be deemed to have represented and warranted, on each day such purchaser or holder purchases and holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement, or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or violate any provision of Similar Law.

In addition, any purchaser that is a Plan or Non-ERISA Arrangement or that is acquiring the ETNs on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan or Non-ERISA Arrangement, shall be deemed to represent, in its corporate and its fiduciary capacity, by its purchase, holding, or disposition of the ETNs that (a) none of UBS, the Calculation Agent or any of their respective affiliates (collectively, the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any regulation thereunder, or with respect to a Non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding, or disposition of the ETNs, or as a result of any exercise by us or our affiliates of any rights in connection with the ETNs, (b) no communication from the Seller has been directed specifically to, or has been based on the particular investment needs of, such purchaser or has formed a primary basis for any investment decision by or on behalf of such purchaser, and (c) it recognizes and agrees that any communication from the Seller to the purchaser with respect to the ETNs is not intended by the Seller to be investment advice and is rendered in its capacity as a seller of such ETNs and not a fiduciary to such purchaser.

Each purchaser of an ETN will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the ETN does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

ANNEX A

FORM OF OFFER FOR REDEMPTION

PART A:  TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:
[insert date]

UBS AG (“UBS”)

E-mail: ol-ubs-etracs@ubs.com

Re: ETRACS Gold Shares Covered Call ETNs due February 2, 2033

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to UBS the right to redeem the ETNs, as described in the Pricing Supplement dated October 1, 2025, in the amounts and on the date set forth below.

Name of beneficial holder:
[insert name of beneficial owner]

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 10,000 ETNs and integral multiples of 10,000 ETNs in excess thereof. The trading day immediately succeeding the date you offered your ETNs for redemption will be the Early Redemption Valuation Date applicable to such redemption.):

[insert number of ETNs offered for redemption]

Applicable valuation date:	______________________,	20__

Applicable redemption date:	______________________,	20__
[insert a date that is three (3) business days following the applicable valuation date]

Contact Name:
 [insert the name of a person or entity to be contacted with respect to this Offer for Redemption]

Telephone #:
 [insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be redeemed unless (i) this Offer for Redemption, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to UBS, (ii) the DTC Participant has booked a “delivery versus payment” (“DVP”) trade on the applicable Early Redemption Valuation Date facing UBS, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to UBS as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date. I also acknowledge that if this Offer for Redemption is received after 4:00 p.m., New York City time, on a business day, I will be deemed to have made this Offer for Redemption on the following business day. I understand that no Offer for Redemption will be accepted following notice of acceleration of all of the outstanding ETNs.

The undersigned acknowledges that UBS will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO UBS BY 4:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE EARLY REDEMPTION VALUATION DATE

BROKER’S CONFIRMATION OF REDEMPTION

[PART B: TO BE COMPLETED BY BROKER]

Dated:
[insert date]

UBS AG (“UBS”)

Re: ETRACS Gold Shares Covered Call ETNs due February 2, 2033

Ladies and Gentlemen:

The undersigned holder of Exchange Traded Notes due February 2, 2033 Linked to the NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Index, issued by UBS, acting through its London Branch, CUSIP No. 22542D233 (the “ETNs”) hereby irrevocably offers to UBS the right to redeem, on the Early Redemption Date of          , with respect to the number of the ETNs indicated below as described in the Pricing Supplement dated October 1, 2025 relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery versus payment trade on the Early Redemption Valuation Date with respect to the number of ETNs specified below at a price per ETN equal to the Early Redemption Amount, facing UBS Securities, DTC #642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the Early Redemption Date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid (10,000 ETNs and integral multiples of 10,000 ETNs in excess thereof)). The trading day immediately succeeding the date you offered your ETNs for redemption will be the Early Redemption Valuation Date applicable to such redemption.):

DTC # (and any relevant sub-account):

UBS AG,

Acting through its London Branch

ETRACS Gold Shares Covered Call ETNs

due February 2, 2033

October 1, 2025

UBS Investment Bank